Execution Version

CREDIT AGREEMENT

dated as of

February 28, 2005

among

GLADSTONE COMMERCIAL CORPORATION

and

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP,

as Borrowers,

The Initial Guarantors Listed Herein,

The Banks Listed Herein

and

BRANCH BANKING AND TRUST COMPANY,

as Administrative Agent

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS
SECTION 1.01. SECTION 1.02. SECTION 1.03. SECTION 1.04. SECTION 1.05.	Definitions Accounting Terms and Determinations Use of Defined Terms Terminology References

ARTICLE II THE CREDITS
SECTION 2.01.
SECTION 2.02.
SECTION 2.03.
SECTION 2.04.
SECTION 2.05.
SECTION 2.06.
SECTION 2.07.
SECTION 2.08.
SECTION 2.09.
SECTION 2.10.
SECTION 2.11.
SECTION 2.12.
SECTION 2.13.
SECTION 2.14.
SECTION 2.15.
SECTION 2.16.
SECTION 2.17.
Commitments to Make Advances.
Method of Borrowing Advances.
Letters of Credit.
Notes
Maturity of Advances
Interest Rates.
Fees.
Optional Termination or Reduction of Commitments
Mandatory Reduction and Termination of Commitments
Optional Prepayments.
Mandatory Prepayments.
General Provisions as to Payments.
Computation of Interest and Fees
Eligibility of Properties and Mortgage Receivables.
Release of Properties
Frequency of Calculations of Borrowing Base
Joint and Several Liability.

ARTICLE III CONDITIONS TO BORROWINGS
SECTION 3.01. SECTION 3.02. SECTION 3.03.	Conditions to Closing and First Borrowing Conditions to All Borrowings Conditions to Issuance of Letters of Credit

ARTICLE IV REPRESENTATIONS AND WARRANTIES
SECTION 4.01.
SECTION 4.02.
SECTION 4.03.
SECTION 4.04.
SECTION 4.05.
SECTION 4.06.
SECTION 4.07.
SECTION 4.08.
SECTION 4.09.
SECTION 4.10.
SECTION 4.11.
SECTION 4.12.
SECTION 4.13.
SECTION 4.14.
SECTION 4.15.
SECTION 4.16.
SECTION 4.17.
SECTION 4.18.
SECTION 4.19.
SECTION 4.20.
SECTION 4.21.
SECTION 4.22.
SECTION 4.23.
SECTION 4.24.
SECTION 4.25.
SECTION 4.26.
SECTION 4.27.
SECTION 4.28.
SECTION 4.29.
SECTION 4.30.
SECTION 4.31.
SECTION 4.32.
SECTION 4.33.
SECTION 4.34.
SECTION 4.35.
SECTION 4.36.
SECTION 4.37.
SECTION 4.38.
Existence and Power
Organizational and Governmental Authorization; No Contravention
Binding Effect
Financial Information; SEC Reports.
Litigation
Compliance with ERISA.
Taxes
Subsidiaries
Not an Investment Company
Public Utility Holding Company Act
Ownership of Property; Liens
No Default
Full Disclosure
Environmental Matters.
Compliance with Laws
Capital Securities
Margin Stock
Insolvency
Security Documents.
Labor Matters
Patents, Trademarks, Etc
Loans and Investments
Anti-Terrorism Laws
Ownership Structure
REIT Status
Properties; Mortgage Receivables
Tax Shelter Regulations
All Consents Required
Selection Procedures
Reports Accurate; Disclosure
Location of Offices
Material Contracts
Affiliate Transactions
Broker’s Fees
Survival of Representations and Warranties, Etc
Acquisition, Credit and Collection Policy
No Default or Event of Default
USA PATRIOT Act

ARTICLE V COVENANTS
SECTION 5.01.
SECTION 5.02.
SECTION 5.03.
SECTION 5.04.
SECTION 5.05.
SECTION 5.06.
SECTION 5.07.
SECTION 5.08.
SECTION 5.09.
SECTION 5.10.
SECTION 5.11.
SECTION 5.12.
SECTION 5.13.
SECTION 5.14.
SECTION 5.15.
SECTION 5.16.
SECTION 5.17.
SECTION 5.18.
SECTION 5.19.
SECTION 5.20.
SECTION 5.21.
SECTION 5.22.
SECTION 5.23.
SECTION 5.24.
SECTION 5.25.
SECTION 5.26.
SECTION 5.27.
SECTION 5.28.
SECTION 5.29.
SECTION 5.30.
SECTION 5.31.
SECTION 5.32.
SECTION 5.33.
SECTION 5.34.
SECTION 5.35.
Information
Inspection of Property, Books and Records
Minimum Debt Service Coverage
Acquisitions
Minimum Consolidated Tangible Net Worth
Restricted Payments
Total Leverage Ratio
Capital Expenditures
Loans or Advances
Investments
Negative Pledge
Maintenance of Existence, etc
Dissolution
Consolidations, Mergers and Sales of Assets
Use of Proceeds
Compliance with Laws; Payment of Taxes
Insurance
Change in Fiscal Year
Maintenance of Property
Environmental Notices
Environmental Matters
Environmental Release
Additional Covenants, Etc
Transactions with Affiliates
Joinder of Subsequent Guarantors.
No Restrictive Agreement
Partnerships and Joint Ventures
Additional Debt
Leases
REIT Status
Performance of Loan Documents
Exchange Listing
Modifications of Organizational Documents
Modifications to Acquisition, Credit and Collection Policy
ERISA Exemptions

ARTICLE VI DEFAULTS
SECTION 6.01. SECTION 6.02. SECTION 6.03. SECTION 6.04.	Events of Default Notice of Default Cash Cover Allocation of Proceeds

ARTICLE VII THE ADMINISTRATIVE AGENT
SECTION 7.01. SECTION 7.02. SECTION 7.03. SECTION 7.04. SECTION 7.05. SECTION 7.06. SECTION 7.07. SECTION 7.08. SECTION 7.09. SECTION 7.10.	Appointment, Powers and Immunities
Reliance by Administrative Agent
Defaults
Rights of Administrative Agent and its Affiliates as a Bank
Indemnification
CONSEQUENTIAL DAMAGES
Payee of Note Treated as Owner
Non-Reliance on Administrative Agent and Other Banks
Failure to Act
Resignation or Removal of Administrative Agent

ARTICLE VIII CHANGE IN CIRCUMSTANCES; COMPENSATION
SECTION 8.01. SECTION 8.02. SECTION 8.03. SECTION 8.04. SECTION 8.05.	Basis for Determining Interest Rate Inadequate or Unfair Illegality Increased Cost and Reduced Return. Base Rate Advances Substituted for Affected Euro-Dollar Advances Compensation

ARTICLE IX MISCELLANEOUS
SECTION 9.01.
SECTION 9.02.
SECTION 9.03.
SECTION 9.04.
SECTION 9.05.
SECTION 9.06.
SECTION 9.07.
SECTION 9.08.
SECTION 9.09.
SECTION 9.10.
SECTION 9.11.
SECTION 9.12.
SECTION 9.13.
SECTION 9.14.
SECTION 9.15.
SECTION 9.16.
SECTION 9.17.
Notices
No Waivers
Expenses; Documentary Taxes; Indemnification.
Setoffs; Sharing of Set-Offs.
Amendments and Waivers.
Margin Stock Collateral
Successors and Assigns.
Confidentiality
Representation by Banks
Obligations Several
Survival of Certain Obligations
North Carolina Law
Severability
Interest
Interpretation
Consent to Jurisdiction
Counterparts

ARTICLE X GUARANTY
SECTION 10.01. SECTION 10.02. SECTION 10.03. SECTION 10.04. SECTION 10.05. SECTION 10.06. SECTION 10.07. SECTION 10.08. SECTION 10.09.	Unconditional Guaranty
Obligations Absolute
Continuing Obligations; Reinstatement
Additional Security, Etc
Information Concerning the Borrowers
Guarantors’ Subordination
Waiver of Subrogation
Enforcement
Miscellaneous

EXHIBITS AND SCHEDULES TO CREDIT AGREEMENT

Dated as of February 28, 2005

EXHIBIT A EXHIBIT B EXHIBIT C EXHIBIT D EXHIBIT E EXHIBIT F EXHIBIT G EXHIBIT H EXHIBIT I EXHIBIT J EXHIBIT K EXHIBIT L EXHIBIT M EXHIBIT N EXHIBIT O EXHIBIT P EXHIBIT Q EXHIBIT R	Notice of Borrowing (Section 2.02)
Form of Note (Section 1.01)
Form of Assignment and Acceptance (Section 1.01) (Section 9.07(c))
Form of Company’s Certificate respecting Additional Borrowing Base Assets (Section 2.14)
Acquisition Credit and Collection Policy (Section 1.01) Section 4.36)
[Intentionally Omitted]
Form of Organizational Documents (Section 4.08) (Section 5.12)
Form of Request for Release of Loan Documents and Receipt
Form of Assignment of Mortgage
Form of Officer’s Certificate as to Organizational Documents, Operating Documents and Organizational Action
(Section 3.01(e))
Officer’s Closing Certificate (Section 3.01(d))
Power of Attorney from Borrower
Compliance Certificate (Section 5.01(c))
Borrowing Base Certification Report (Section 1.01)
Subordination, Nondisturbance and Attornment Agreement (Section 1.01)
Form of Opinion of Counsel to Loan Parties (Section 3.01(c))
Joinder Agreement (Section 5.25)
Membership Pledge Agreement (Section 5.25)

SCHEDULE I SCHEDULE II SCHEDULE III SCHEDULE 2.14 SCHEDULE 4.08 SCHEDULE 4.22 SCHEDULE 4.24 SCHEDULE 4.32 SCHEDULE 5.11 SCHEDULE 5.29	Schedule of Documents
List of Borrowing Base Assets
Location of Files respecting Borrowing Base Assets
List of Initial Borrowing Base Assets
Subsidiaries
Investments
Ownership Structure
Material Contracts
Liens
Existing Debt

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated as of February 28, 2005 among GLADSTONE COMMERCIAL CORPORATION, a Maryland corporation, and GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership, as borrowers, the INITIAL GUARANTORS listed on the signature pages hereof, as guarantors, the BANKS listed on the signature pages hereof and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

“Acquisition” means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person. Notwithstanding the foregoing, the term “Acquisition” shall not be deemed to include purchases of real estate by the Borrowers or any of their Subsidiaries in the ordinary course of business and in compliance with the Acquisition, Credit and Collection Policy.

“Acquisition Cost” means, with respect to the acquisition of a Borrowing Base Asset by an Eligible Property Owner, an amount equal to the sum of the following (without duplication): (i) the value of the limited partnership interests of the Operating Partnership to be transferred by the Company or Eligible Property Owner in connection therewith as consideration for the Borrowing Base Asset, and (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given by the Eligible Property Owner as consideration for the Borrowing Base Asset. For purposes of determining the Acquisition Cost for any Borrowing Base Asset, the limited partnership interests of the Operating Partnership shall be valued (I) in the case of limited partnership interests that are then designated as a national market system security by the National Association of Securities Dealers, Inc. (“NASDAQ”) or are listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other limited partnership interests, as determined by the Board of Directors of Gladstone Commercial Partners, LLC, a wholly owned Subsidiary of the Company, and determined to be a reasonable valuation by the independent public accountants referred to in Section 5.01(a).

“Acquisition, Credit and Collection Policy” means those acquisition, credit, collection, customer relation and service policies determined by the Borrowers as of the date hereof relating to the real property acquired by the Company and its Subsidiaries and the mortgage loans made by the Company and its Subsidiaries, a copy of which is attached hereto as Exhibit E, as the same may be amended or modified from time to time in accordance with subsection 5.34, together with the Mortgaged Property Diligence Package and the Pledged Mortgage Receivable Diligence Package.

“Adjusted Monthly Libor Index” has the meaning set forth in Section 2.06(c).

“Administrative Agent” means BB&T, in its capacity as administrative agent for the Banks and the Issuing Bank hereunder, and its successors and permitted assigns in such capacity.

“Administrative Agent’s Letter Agreement” means that certain letter agreement, dated as of December 13, 2004, between the Borrowers and the Administrative Agent relating to the terms of this Agreement, and certain fees from time to time payable by the Borrowers to the Administrative Agent, together with all amendments and modifications thereto. If there is any conflict between the provisions of this Agreement and the provisions of the Administrative Agent’s Letter Agreement, the provisions of this Agreement will control.

“Advance” shall mean an advance made to either Borrower under this Agreement pursuant to Article II. An Advance is a “Base Rate Advance” if such Advance is part of a Base Rate Borrowing or a “Euro-Dollar Advance” if such Advance is part of a Euro-Dollar Borrowing. The Advances shall at all times be Euro-Dollar Advances, unless such Advances are to be Base Rate Advances pursuant to Article VIII hereof.

“Advisory Agreement” means the Amended and Restated Investment Advisory Agreement dated as of August 7, 2003 by and between the Company and Gladstone Management Corporation.

“Affiliate” of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Credit Agreement, together with all amendments and supplements hereto.

“Applicable Margin” has the meaning set forth in Section 2.06(a).

“Appraised Value” means, with respect to a Borrowing Base Asset which is a Mortgaged Property, an amount equal to the fair market value of such Borrowing Base Asset as set forth in a MAI Appraisal prepared in accordance with the Acquisition, Credit and Collection Policies and otherwise in form, content and all other respects satisfactory to the Administrative Agent and the Required Banks in their sole discretion.

“Assignee” has the meaning set forth in Section 9.07(c).

“Assignment and Acceptance” means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as Exhibit C.

“Authority” has the meaning set forth in Section 8.02.

“Bank” means each bank listed on the signature pages hereof as having a Commitment and their respective successors and assigns.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§101, et. seq.), as amended from time to time.

“Base Rate” means for any Base Rate Advance for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

“Base Rate Advance” means, with respect to any Advance, such Advance during Interest Periods when such Advance bears or is to bear interest at a rate based upon the Base Rate.

“BB&T” means Branch Banking and Trust Company, and its successors.

“Borrowers” means each of the Company and the Operating Partnership and their respective successors and permitted assigns.

“Borrowing” means a borrowing hereunder consisting of Advances made to the Borrowers at the same time by the Banks pursuant to Article II.

“Borrowing Base” shall mean, based on the most recent Borrowing Base Certification Report which as of the date of a determination of the Borrowing Base has been received by the Administrative Agent, an amount equal to 65% of the sum of the Borrowing Base Values of the Borrowing Base Assets as determined and adjusted from time to time in accordance with Section 2.14; provided that: (1) to the extent the Borrowing Base Value of any one Mortgaged Property included in the Borrowing Base as a Borrowing Base Asset exceeds $19,230,000, such excess shall be excluded from the Borrowing Base and (2) to the extent that the sum of the Borrowing Base Value of all Pledged Mortgage Receivables exceeds more than 15% of the aggregate value of all Borrowing Base Assets, such excess shall be excluded from the Borrowing Base. The Administrative Agent shall also be entitled to hold and subtract any reserve against the Borrowing Base it deems reasonably necessary as security for payment of the Notes and the obligations of the Guarantors under Article X of this Agreement and the obligations of the Borrowers under the Letter of Credit Agreements.

“Borrowing Base Asset” means (i) a Mortgaged Property which is also an Eligible Property or (ii) a Pledged Mortgage Receivable which is also an Eligible Mortgage Receivable, in each case which is included in the Borrowing Base pursuant to Section 2.14. A Property, the value of which was previously included in the Borrowing Base calculation as a Borrowing Base Asset, shall cease to be a Borrowing Base Asset and shall be excluded from such Borrowing Base calculation if at any time such Property shall cease to meet all the requirements of an Eligible Property contained in the definition thereof (including without limitation time limits for inclusion as an Eligible Property) or shall cease to be a Mortgaged Property. A Mortgage Receivable, the value of which was previously included in the Borrowing Base calculation as a Borrowing Base Asset, shall cease to be a Borrowing Base Asset if at any time such Mortgage Receivable shall cease to meet all the requirements of an Eligible Mortgage Receivable contained in the definition thereof (including without limitation time limits for inclusion as an Eligible Mortgage Receivable) or shall cease to be a Pledged Mortgage Receivable.

“Borrowing Base Certification Report” means a report in the form attached hereto as Exhibit N, and otherwise satisfactory to the Administrative Agent, certified by the chief financial officer or other authorized officer of the Borrowers setting forth the calculations required to establish the Borrowing Base Value for each Borrowing Base Asset and the Borrowing Base Value for all Borrowing Base Assets as of a specified date, all in form and detail satisfactory to the Administrative Agent.

“Borrowing Base Value” means, with respect to a Borrowing Base Asset for any date of determination, an amount equal to: (A) in the case of Mortgaged Properties the lesser of (a) the Acquisition Cost of such Borrowing Base Asset; and (b) the Appraised Value of such Borrowing Base Asset (determined at the time such Borrowing Base Asset is acquired by the Eligible Property Owner or such subsequent time as the Administrative Agent or the Required Banks may reasonably request, or Borrowers may elect to provide an updated appraisal (provided that no such updated appraisal provided by Borrowers shall be effective to increase the Borrowing Base Value of any Borrowing Base Asset unless at least six months have elapsed from the date of inclusion of such Borrowing Base Asset in the Borrowing Base and the date of the updated appraisal)); and (B) in the case of Pledged Mortgage Receivables the lesser of: (a) the lesser of the face amount or the principal outstanding balance of the promissory note evidencing the Pledged Mortgage Receivable; and (b) the Appraised Value of the Mortgage Receivable Property at the time of the granting of such Mortgage or such subsequent time as the Administrative Agent or the Required Banks may reasonably request, or Borrowers may elect to provide an updated appraisal (provided that no such updated appraisal provided by Borrowers shall be effective to increase the Borrowing Base Value of any Borrowing Base Asset unless at least six months have elapsed from the date of inclusion of such Borrowing Base Asset in the Borrowing Base and the date of the updated appraisal).

“Capital Expenditures” means for any period the sum of all capital expenditures incurred during such period by the Company and its Consolidated Subsidiaries, as determined in accordance with GAAP.

“Capital Securities” means, with respect to any Person, any and all shares, interests (including membership interests and partnership interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital (including any instruments convertible into equity), whether now outstanding or issued after the Closing Date.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq. and its implementing regulations and amendments.

“CERCLIS” means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

“Change of Law” shall have the meaning set forth in Section 8.02.

“Closing Certificate” has the meaning set forth in Section 3.01(d).

“Closing Date” means February 28, 2005.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

“Collateral” shall mean collectively: (1) the Mortgaged Property; (2) the Pledged Mortgage Receivables and (3) the Pledged Membership and Related Interests.

“Collateral Documents” means, collectively, the Membership Pledge Agreement, the Mortgages, the Mortgaged Property Security Documents, the Mortgage Receivables Pledge Agreement, the Pledged Mortgage Receivable Security Documents and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrowers or any Subsidiary shall grant or convey to the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

“Commitment” means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank’s Commitment after giving effect to such Assignment and Acceptance, or (iii) as to any Bank which agrees to increase its Commitment pursuant to Section 2.01(b), the amount of such Bank’s Commitment after giving effect to such increase, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

“Company” means Gladstone Commercial Corporation, a Maryland corporation and REIT.

“Compliance Certificate” has the meaning set forth in Section 5.01(c).

“Consolidated Debt” means at any time the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

“Consolidated Debt Service” for any period means the sum of (i) Consolidated Interest Expense for such period and (ii) all regularly scheduled payments of principal in respect of Debt (excluding principal payments made with respect to any Advances under this Agreement or made in connection with the refinancing of any Long Term Limited Recourse Mortgage Loan) of the Company or any of its Consolidated Subsidiaries for such period.

“Consolidated EBITDA” shall be determined as of the end of each Fiscal Quarter and shall mean EBITDA, of the Company and its Consolidated Subsidiaries, for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters, all as determined in accordance with GAAP.

“Consolidated Interest Expense” for any period means interest, whether expensed or capitalized, in respect of Debt of the Company or any of its Consolidated Subsidiaries outstanding during such period.

“Consolidated Net Income” means, for any period, the Net Income of the Company and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Company or any Subsidiary of the Company in the unremitted earnings of any Person that is not a Subsidiary of the Company.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated and consolidating financial statements as of such date.

“Consolidated Tangible Net Worth” means, at any time, Stockholders’ Equity less the sum of the value, (to the extent reflected in determining Stockholders Equity) as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries, prepared in accordance with GAAP, of

(A) The amount of any write-up of assets subsequent to December 31, 2003;

(B) All assets which would be treated as intangible assets (other than the value allocated as lease intangibles in accordance with GAAP) for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense.

(C) To the extent not included in (B) of this definition, any amount at which shares of capital stock of the Company appear as an asset on the balance sheet of the Company and its Consolidated Subsidiaries;

(D) Loans or advances to stockholders, directors, officers or employees; and

(E) To the extent not included in (B) of this definition, deferred expenses.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance, (vi) all Redeemable Preferred Securities of such Person, (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts which are available to be drawn or have been drawn under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, (x) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any); and (xi) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, asset securitization, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is not classified as indebtedness under GAAP.

“Debt Service Coverage Ratio” shall be determined as of the end of each Fiscal Quarter and shall mean the ratio of: (A)(i) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date, less (ii) Capital Expenditures during such period (excluding the acquisition of fee simple title to Properties by the Company and its Consolidated Subsidiaries in the ordinary course of business consistent with the Acquisition, Credit and Collection Policy), to (B) Consolidated Debt Service for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

“Document Agreement” means the Document Agreement to be executed and delivered by the parties hereto on or prior to the first Borrowing and in form and content satisfactory to the Administrative Agent, providing that the Deposited Collateral shall not be recorded or filed prior to the occurrence of any Event of Default.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

“Default Rate” means, with respect to the Advances, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin determined as if the Total Leverage Ratio is greater than 1.25 to 1) which may be applicable to any Advance (irrespective of whether any such type of Advance is actually outstanding hereunder).

“Deposited Collateral” means the Mortgages, the Assignment of Mortgages and the related financing statements.

“Depreciation and Amortization” means for any period an amount equal to the sum of all depreciation and amortization expenses of the Company and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized or required by law to close.

“Domestic Subsidiary” means any Subsidiary which is organized under the laws of any state or territory of the United States of America.

“EBITDA” means and includes, for any Fiscal Quarter for which the amount thereof is to be determined, the sum of (a) Consolidated Net Income for such period; plus, (b) to the extent such amounts were deducted in computing Consolidated Net Income for such period: (i) Consolidated Interest Expense for such period; (ii) franchise taxes (if applicable), income taxes and other taxes measured by income or profits in respect of the Company and its Consolidated Subsidiaries for such period; and (iii) Depreciation and Amortization for such period; all determined on a consolidated basis in accordance with GAAP.

“Eligible Mortgage Receivable” means a Mortgage Receivable with respect to real property which is not owned by any Eligible Property Owner but is instead mortgaged to an Eligible Mortgage Owner pursuant to a first priority mortgage, first priority deed of trust or first priority deed to secure debt lien pledged to the Administrative Agent pursuant to the Mortgage Receivables Pledge Agreement, which Mortgage Receivable meets the following requirements: (a) the Company grants the Secured Parties a security interest in each such Mortgage Receivable pursuant to the Mortgage Receivables Pledge Agreement which security interest will be perfected and a first priority interest upon Administrative Agent’s receipt of the original mortgage and note evidencing such Mortgage Receivable, (b) all of the representations and warranties set forth in the Mortgage Receivables Pledge Agreement with respect to such Mortgage Receivable are true and correct; (c) such Mortgage Receivable was acquired by the Eligible Mortgage Owner (1) except for any Mortgage Receivable proposed to be included as a Borrowing Base Asset within ninety (90) days after the Closing Date, within three months of the date such Mortgage Receivable is proposed to be included as a Borrowing Base Asset; (2) in accordance with the terms of the Acquisition, Credit and Collection Policy; and (3) in the ordinary course of the Company’s business through a mortgage transaction; (d) such Mortgage Receivable has been included in calculations of the Borrowing Base for less than 12 months; and (e) the Mortgage Receivable Property would have met all of the requirements of an Eligible Property were it owned by, rather than mortgaged to, the Eligible Mortgage Owner.

“Eligible Property” means a Property which satisfies all of the following requirements:

(a) such Property is located in one of the 48 contiguous states of the United States of America or in the District of Columbia;

(b) neither such Property, nor any interest of the Company or any Subsidiary thereof (including without limitation any Eligible Property Owner) therein, is subject to any Lien (other than Permitted Liens) or any Negative Pledge;

(c) such Property is owned by an Eligible Property Owner and is a Wholly Owned Property;

(d) none of the Company’s direct or indirect ownership interest in such Eligible Property Owner is subject to any Lien or any Negative Pledge (other than any Liens pursuant to the Loan Documents);

(e) the Company directly, or indirectly through a Wholly Owned Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (A) to create Liens on such Property as security for Debt of the Company, any Loan Parties or such Subsidiary, as applicable and (B) to sell, transfer or otherwise dispose of such Property;

(f) such Property is free of all structural defects or architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are fully insured against (subject to reasonable and customary deductibles) or are not material to the profitable operation of such Property;

(g) such Property was acquired: (1) except for Properties proposed to be included as Borrowing Base Assets within ninety (90) days after the Closing Date, by the Eligible Property Owner within three months of the date such Property is proposed to be included as a Borrowing Base Asset; (2) by the Eligible Property Owner in accordance with the terms of the Acquisition, Credit and Collection Policy; and (3) in the ordinary course of the Company’s business through a sale-leaseback transaction;

(h) good and indefeasible fee simple title to such Property is owned by the Eligible Property Owner free and clear of any liens (other than Permitted Liens) and 100% of the membership interests of such Eligible Property Owner have been pledged pursuant to the Membership Pledge Agreement;

(i) the tenant has an internal risk rating of 4 or higher on the Company’s 10 point risk rating scale set forth in the Acquisition, Credit and Collection Policy and is otherwise deemed an Eligible Tenant;

(j) the entire Property is leased to an Eligible Tenant pursuant to a lease substantially in the form previously approved by the Administrative Agent and the Required Lenders, except with respect to Properties acquired by an Eligible Property Owner subject to an existing lease that has not been entered into in contemplation of such sale to the Eligible Property Owner and which is in compliance with the Acquisition, Credit and Collection Policy;

(k) the Eligible Tenant is in material compliance with the terms of the lease and related documents;

(l) such property has been a Borrowing Base Asset for less than 12 months;

(m) lease payments on such Property are in U.S. Dollars; and

(n) all of the representations and warranties set forth in the Mortgage with respect to such Property are true and correct.

“Eligible Property Owner” or “Eligible Mortgage Owner” means any limited liability company which is a Domestic Subsidiary and a Wholly Owned Subsidiary and all of the membership interests (and all other ownership interests) of which are pledged to the Secured Parties pursuant to the Membership Pledge Agreement.

“Eligible Tenant” means on any day with respect to a Mortgaged Property, each Person or Persons obligated to make payments pursuant to a lease of all or any portion of such Mortgaged Property (which lease shall be in form and content satisfactory to the Administrative Agent), including any guarantor thereof that satisfies each of the following requirements at all times: (i) such tenant is not a natural person and is a legal operating entity, duly organized and validly existing under the laws of its jurisdiction of organization; (ii) the business of such tenant has a Operating History of at least twenty-four (24) months from the date of its incorporation or formation; (iii) such tenant is not the subject of any Insolvency Event and such tenant has not experienced a material adverse change, in its business, financial condition, operations, properties or prospects since the date of the lease; (iv) no default, event of default or event which with the giving of notice or the expiration of time would constitute a default or event of default has occurred with respect to any other lease included within the Collateral to which such tenant is a party; (v) such tenant is not a Governmental Authority; (vi) such tenant is in compliance with all material terms and conditions of such lease; (vii) such tenant’s principal office is located in the United States; and (viii) such tenant has an internal risk rating of 4 or higher on the Company’s 10 point risk rating scale set forth in the Acquisition, Credit and Collection Policy.

“Environmental Authority” means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

“Environmental Authorizations” means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of a Loan Party or any Subsidiary of a Loan Party required by any Environmental Requirement.

“Environmental Judgments and Orders” means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liabilities” means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

“Environmental Notices” means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

“Environmental Proceedings” means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

“Environmental Releases” means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

“Environmental Requirements” means any legal requirement relating to health, safety or the environment and applicable to a Loan Party, any Subsidiary of a Loan Party or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

“Euro-Dollar Business Day” means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

“Euro-Dollar Advance” means, with respect to any Advance, such Advance during Interest Periods when such Advance bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.06(c).

“Event of Default” has the meaning set forth in Section 6.01.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to BB&T on such day on such transactions as determined by the Administrative Agent.

“Financing” shall mean (i) any transaction or series of transactions for the incurrence by a Loan Party of any Debt or for the establishment of a commitment to make advances which would constitute Debt of a Loan Party, which Debt is not by its terms subordinate and junior to other Debt of a Loan Party, (ii) an obligation incurred in a transaction or series of transactions in which assets of a Loan Party are sold and leased back, or (iii) a sale of accounts or other receivables or any interest therein, other than a sale or transfer of accounts or receivables attendant to a sale permitted hereunder of an operating division.

“Fiscal Quarter” means any fiscal quarter of the Company.

“Fiscal Year” means any fiscal year of the Company.

“GAAP” means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator and any accounting board or authority (whether or not a part of the government) which is responsible for the establishment or interpretation of national or international accounting principles.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” means any and all liabilities, indebtedness and obligations of any and every kind and nature, heretofore, now or hereafter owing, arising, due or payable from either Borrower to the Banks, the Issuing Bank, the Administrative Agent, or any of them, arising under or evidenced by this Agreement, the Notes, the Letter of Credit Agreements, the Collateral Documents or any other Loan Document.

“Guarantors” shall mean collectively: (a) the Initial Guarantors; and (b) all Mortgaged Property Owners and Pledged Mortgage Receivable Owners after the Closing Date.

“Hazardous Materials” includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. §6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any “hazardous substance”, “pollutant” or “contaminant”, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

“Initial Guarantors” shall mean (i) EE, 208 South Rogers Lane, Raleigh, NC LLC, (ii) Little Arch Charlotte NC LLC, (iii) OB Crenshaw PA Gladstone Commercial LLC, (iv) OB Midway NC Gladstone Commercial LLC and (v) GCC Pocono LLC.

“Initial Rate Adjustment Date” means the later to occur of: (1) the Rate Determination Date next following September 30, 2005; and (2) the date on which the Loan Parties receive at least $25,000,000 of net proceeds from the issuance by the Loan Parties of Long Term Limited Recourse Mortgage Loans.

“Insolvency Event” means with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means any case, action or proceeding before any court or Governmental Authority relating to an Insolvency Event.

“Interest Payment Date” shall mean: (i) in the case of a Euro-Dollar Advance that is not a Variable Monthly LIBOR Advance, the last date of the applicable Interest Period and, if such Interest Period is longer than three (3) months, at intervals of three (3) months after the first day thereof; (ii) in the case of a Euro-Dollar Advance that is a Variable Monthly LIBOR Advance, the first day of each month; and (iii) in the case of a Base Rate Advance, each Quarterly Payment Date while such Base Rate Advance is outstanding and on the date such Base Rate Advance is repaid or converted to a Euro-Dollar Advance.

“Interest Period” means: (1) with respect to each Euro-Dollar Borrowing that is not a Variable Monthly LIBOR Advance, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, third or sixth month thereafter, as the requesting Borrower may elect in the applicable Notice of Borrowing; provided that:

(A) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(B) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (C) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

(C) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(2) with respect to each Base Rate Borrowing and each Euro-Dollar Borrowing that is comprised of Variable Monthly LIBOR Advances, a calendar month; provided that:

(A) the initial Interest Period shall mean the period commencing on the Closing Date and ending February 28, 2005; and

(B) the last Interest Period under this Agreement shall end on the Termination Date.

“Investment” means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

“Issuing Bank” shall mean BB&T.

“Lending Office” means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrowers and the Administrative Agent.

“Letter of Credit” means the letters of credit issued by the Issuing Bank pursuant to Section 2.03(a) and “Letter of Credit” means any one of such Letters of Credit, as any of such letters of credit may be extended, renewed, replaced or amended from time to time.

“Letter of Credit Advance” means an advance made by the Issuing Bank pursuant to Section 2.03(c).

“Letter of Credit Agreement” means any agreement entered into by either Borrower and the Issuing Bank pursuant to which a Letter of Credit is issued, as amended, modified or restated from time to time.

“Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrowers or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Document Agreement, the Letter of Credit Agreements, the Letters of Credit, any other document evidencing or securing the Advances or the Letters of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Collateral Documents or the Advances, as such documents and instruments may be amended or supplemented from time to time.

“Loan Parties” means collectively the Borrowers and each Guarantor that is now or hereafter a party to any of the Loan Documents.

“London Interbank Offered Rate” has the meaning set forth in Section 2.06(c).

“Long Term Limited Recourse Mortgage Loan” means a mortgage loan to any Loan Party from third party institutional lender for the purpose of financing or refinancing Debt incurred to finance the purchase of any Property or Properties, which mortgage loan shall have a term of at least five years, shall be secured by, and have recourse for payment contractually limited to, the Properties so financed or refinanced.

“Margin Stock” means “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Company and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks under the Loan Documents, or the ability of either Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrowers, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Membership Pledge Agreement” means collectively (or individually as the context may indicate), (i) a Membership Pledge Agreement by the Operating Partnership in favor of the Administrative Agent for the benefit of the Secured Parties to be executed and delivered on or prior to the date of the first Borrowing hereunder and in form and content satisfactory to the Administrative Agent and (ii) any joinders thereto or any additional Membership Pledge Agreement delivered to the Administrative Agent pursuant to Section 5.25.

“Mortgages” means, collectively, (i) the Deeds of Trust and Mortgages by the Initial Guarantors to be executed and delivered on or prior to the date of the first Borrowing hereunder and in form and content satisfactory to the Administrative Agent and (ii) all subsequent mortgages, deeds of trust, deeds to secure debt and assignments of leases in substantially the form of the Deeds of Trust referred to in clause (i) (with such changes thereto as may be necessitated by state or local law), in each case granting a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in Collateral constituting real property (including certain real property leases) and related personalty, as such documents may be amended, modified or supplemented for time to time.

“Mortgaged Property” means, collectively, the Trust Property and the Secured Property (each as defined in the Mortgages) at the Closing Date, and thereafter, any of such property owned or acquired by the Company or any Subsidiary, that is or is required to become a Guarantor after the Closing Date pursuant to Section 5.25, the Loan Parties’ interests in which are pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Mortgaged Property Security Documents.

“Mortgaged Property Diligence Package” shall mean, with respect to any Property, the following: (i) a general description of the Property’s location, market and amenities; (ii) a tenant description; (iii) information with respect to the purchase transaction (including, without limitation, the purchase price, the name of the seller, the date of purchase and other material terms of purchase); (iv) a summary (prepared by the environmental firm) of results of a Phase I environmental assessment and, if reasonably requested by the Administrative Agent, based upon issues identified in the Phase I environmental assessment summary, the full environmental assessment and any additional environmental assessments; (v) a summary of the most recent appraisal prepared within three months of the date the Property was acquired by the Mortgaged Property Owner; (vi) a summary of the principal terms of the lease; (vii) copies of all internal Loan Party analyses or reports relating to the investment in such Property, including without limitation the investment write-up and (viii) such other information reasonably requested by the Administrative Agent, all of such information to be prepared in accordance with the Acquisition, Credit and Collection Policy.

“Mortgaged Property Owner” means the owner of a fee simple title to a Mortgaged Property.

“Mortgaged Property Security Documents” means collectively, the Mortgages and Subordination Nondisturbance and Attornment Agreements and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrowers or any Subsidiary shall grant or convey to the Administrative Agent and the Banks a Lien in, or any other Person shall acknowledge any such Lien in, real property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

“Mortgaged Property Support Documents” means, for each Mortgaged Property, (i) the Title Policy pertaining thereto, (ii) such appraisals, surveys, flood hazard certifications and environmental assessments thereof as the Administrative Agent may require prepared by recognized experts in their respective fields selected by the Administrative Agent, (iii) as to Mortgaged Properties located in a flood hazard area, such flood hazard insurance as the Administrative Agent may require, (iv) with respect to facilities leased or subleased to third parties, such lessees’ estoppel, waiver and consent certificates and subordination, nondisturbance and attornment agreements, (v) such owner’s or lessee’s affidavits as the Administrative Agent may require, (vi) such opinions of local counsel with respect to the Mortgages or leasehold mortgages, as applicable, as the Administrative Agent may require, and (vii) such other documentation as the Administrative Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Administrative Agent.

“Mortgage Receivable” means a promissory note secured by a first priority mortgage, deed of trust or deed to secure debt lien on a Mortgage Receivable Property of which either Borrower or a Guarantor is the holder and retains the rights of collection of all payments thereunder.

“Mortgage Receivables Pledge Agreement” means (i) a Mortgage Receivables Pledge Agreement between the Borrowers, the Pledgors thereunder and the Administrative Agent for the benefit of the Secured Parties to be executed and delivered on or prior to the date of the first Borrowing hereunder and in form and content satisfactory to the Administrative Agent and (ii) any joinders thereto or any additional Mortgage Receivables Pledge Agreements delivered to the Administrative Agent pursuant to Section 5.25.

“Mortgage Receivable Property” means any real property in which any Loan Party has a Lien.

“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Debt of the Person owning such asset or any other Person.

“Net Income” means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

“Net Proceeds of Capital Securities/Conversion of Debt” means any and all proceeds (whether cash or non-cash) or other consideration received by the Company or a Consolidated Subsidiary in respect of the issuance of Capital Securities (including, without limitation, the aggregate amount of any and all Debt converted into Capital Securities), after deducting therefrom all reasonable and customary costs and expenses incurred by the Company or such Consolidated Subsidiary directly in connection with the issuance of such Capital Securities.

“Nonrecourse Debt” means with respect to a Person, Debt for borrowed money in respect of which recourse for payment is contractually limited to specific assets of such Person encumbered by a lien securing such Debt provided such contractual limitation to specific assets may include customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to recourse liability.

“Notes” means the promissory notes of the Borrowers, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrowers to repay the Advances, together with all amendments, consolidations, modifications, renewals and supplements thereto and “Note” means any one of such Notes.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Obligations” means the collective reference to all indebtedness, obligations and liabilities to the Administrative Agent, the Issuing Bank and the Banks, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Loan Parties under this Agreement, the Notes, the Letter of Credit Agreement or any other Loan Document.

“Officer’s Certificate” has the meaning set forth in Section 3.01(e).

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.

“Operating History” means with respect to any specified Person, the time since the date of such Person’s incorporation or formation that it has continuously operated its business; provided, however, the Operating History of any Person, newly formed as a result of a merger of two or more Persons or as a result of the acquisition of one or more Persons by a newly formed Person (“Merged Parties”) shall be based on the weighted average (by relative sales) of the Operating Histories of the Merged Parties (excluding for such purposes, entities that are created only for the purpose of being acquisition entities), for example, if Corporation A with sales of $10 million has an Operating History of four years and Corporation B with sales of $20 million has an Operating History of eight years, merge to form NEWCO, the Operating History of NEWCO will be 6.67 years.

“Operating Partnership” means Gladstone Commercial Limited Partnership, a Delaware limited partnership, all of the general and limited partnership interests of which are held directly or indirectly by the Company as of the date hereof.

“Organizational Action” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

“Participant” has the meaning set forth in Section 9.07(b).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Liens means those Liens permitted under Sections 5.11(b) through (e) and Section 5.11(g).

“Person” means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

“Pledged Membership and Related Interests” shall have the same meaning as the term “Collateral” set forth in the Membership Pledge Agreement.

“Pledged Mortgage Receivable Diligence Package” means, with respect to any Mortgage Receivable, the following: (i) a general description of the Mortgage Receivable Property’s location, market and amenities; (ii) a mortgagor description; (iii) information with respect to the mortgage transaction; (iv) a summary (prepared by the environmental firm) of results of a Phase I environmental assessment and, if reasonably requested by the Administrative Agent, based upon issues identified in the Phase I environmental assessment summary, the full environmental assessment and any additional environmental assessments; (v) a summary of the most recent appraisal prepared within three months of the date the Mortgage Receivable was acquired by the Pledged Mortgage Receivable Owner; (vi) a summary of the principal terms of the mortgage; (vii) a copy of the mortgage, deed of trust or deed to secure debt in favor of the Loan Party, the original promissory note and any related documents or instruments; (vii) copies of all internal Loan Party analyses or reports relating to the investment in such Mortgage Receivable, including without limitation the investment write-up and (viii) such other information reasonably requested by the Administrative Agent, all of such information to be prepared in accordance with the Acquisition, Credit and Collection Policy.

“Pledged Mortgage Receivable Owner” means the owner of the mortgagee interest in a Pledged Mortgage Receivable.

“Pledged Mortgage Receivables” shall have the same meaning as the term “Collateral” as set forth in the Mortgage Receivables Pledge Agreement.

“Pledged Mortgage Receivable Security Documents” means the Mortgage Receivables Pledge Agreement, the promissory note and related mortgage, deed of trust or deed to secure debt pledged pursuant thereto and all related documents, instruments and UCC financing statements executed or delivered in connection therewith, including any security agreement, mortgage, assignment of loans, guaranties, note purchase agreement, intercreditor and/or subordination agreement executed by the obligor thereof or by another person on the obligor’s behalf in respect of such Pledged Mortgage Receivables and related promissory note, together with an Assignment of Mortgage and an assignment (which may be by allonge), in blank, signed by an officer of the payee under the respective note.

“Pledgors” means the pledgor(s) under the Membership Pledge Agreement and the Mortgage Receivables Pledge Agreement, either collectively or individually, as the context shall require.

“Prime Rate” refers to that interest rate so denominated and set by BB&T from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by BB&T. BB&T lends at interest rates above and below the Prime Rate.

“Properties” means all real property owned, leased or otherwise used or occupied by a Loan Party or any Subsidiary of a Loan Party, wherever located.

“Property Release” has the meaning set forth in Section 2.15.

“Pro Rata Share” of any amount means, with respect to any Bank at any time, the product of such amount times a fraction the numerator of which is the amount of such Bank’s Commitment at such time and the denominator of which is the aggregate amount of the Commitments of all of the Banks at such time.

“Quarterly Payment Date” means March 31, June 30, September 30 and December 31 of each year.

“Rate Determination Date” has the meaning set forth in Section 2.06(a).

“Redeemable Preferred Securities” of any Person means any preferred stock or similar Capital Securities (including, without limitation, limited liability company membership interests and limited partnership interests) issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.

“Required Banks” means at any time Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66-2/3% of the aggregate outstanding principal amount of the Notes, Letter of Credit Advances and Undrawn Amounts.

“Restricted Payment” means as to any Person (i) any dividend or other distribution on any Capital Securities of such Person (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any Capital Securities of such Person (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire Capital Securities of such Person.

“Secured Parties” shall mean collectively: (1) the Administrative Agent in its capacity as such under this Agreement, the Collateral Documents and the other Loan Documents; (2) the Banks, (3) the Issuing Bank, in its capacity as such under the Letter of Credit Agreement and this Agreement; and (4) the successors and assigns of the foregoing.

“Stockholders’ Equity” means, at any time, the shareholders’ equity of the Company and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Securities of the Company or any of its Consolidated Subsidiaries. Shareholders’ equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Securities, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

“Subordination, Nondisturbance and Attornment Agreement” means, collectively, each of the Subordination, Nondisturbance and Attornment Agreements required to be delivered by each Eligible Tenant pursuant to this Agreement substantially in the form of Exhibit O or in such other form as the Administrative Agent shall approve, as the same may be amended, modified, supplemented or amended and restated from time to time.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Taxes” has the meaning set forth in Section 2.12(c).

“Termination Date” means February 28, 2008.

“Third Party” means any lessee, sublessee, licensee or other user of any Property, excluding any user of a Property in the ordinary course of the Borrowers’ business and on a temporary basis.

“Title Policy” means with respect to each Mortgaged Property, the mortgagee title insurance policy (together with such endorsements as the Administrative Agent may reasonably require) issued to the Administrative Agent in respect of such Mortgaged Property by an insurer selected by the Administrative Agent, insuring (in an amount satisfactory to the Administrative Agent) the Lien of the Administrative Agent for the benefit of the Secured Parties on such Mortgaged Property to be duly perfected and first priority, subject only to such exceptions as shall be acceptable to the Administrative Agent.

“Total Leverage Ratio” means at any time the ratio of (i) Consolidated Debt to (ii) Stockholders’ Equity.

“Total Unused Commitments” means at any date, an amount equal to: (A) the aggregate amount of the Commitments of all of the Banks at such time, less (B) the sum of: (i) the aggregate outstanding principal amount of the Advances of all of the Banks at such time; (ii) the aggregate outstanding principal amount of all Letter of Credit Advances; and (iii) the aggregate Undrawn Amounts.

“Transferee” has the meaning set forth in Section 9.07(d).

“Undrawn Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn under such Letter of Credit at such time and “Undrawn Amounts” means, at any time, the sum of all Undrawn Amounts at such time.

“Unused Commitment” means at any date, with respect to any Bank, an amount equal to its Commitment less the sum of: (i) aggregate outstanding principal amount of its Advances; (ii) such Bank’s Pro Rata Share of the aggregate outstanding principal amount of all Letter of Credit Advances; and (ii) such Bank’s Pro Rata Share of the Undrawn Amounts.

“Variable Monthly LIBOR Advance” means any Advance designated by the Borrowers in a Notice of Borrowing as a Variable Monthly LIBOR Advance and during an Interest Period when such Advance bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

“Wholly Owned Property” means an Eligible Property which is wholly owned in fee simple by an Eligible Property Owner.

“Wholly Owned Subsidiary” means any Subsidiary all of the shares of capital stock or other ownership interests of which are at the time directly or indirectly owned by the Company.

SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Administrative Agent for distribution to the Banks, unless with respect to any such change concurred in by the Company’s independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

SECTION 1.03. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

SECTION 1.04. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 1.05. References. Unless otherwise indicated, references in this Agreement to “Articles”, “Exhibits”, “Schedules”, and “Sections” are references to articles, exhibits, schedules and sections hereof.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments to Make Advances.

(a) Each Bank severally agrees, on the terms and conditions set forth herein, to make Advances to the Borrowers from time to time before the Termination Date; provided that, immediately after each such Advance is made, the aggregate outstanding principal amount of Advances by such Bank together with such Bank’s Pro Rata Share of the aggregate outstanding principal amount of all Letter of Credit Advances and Undrawn Amounts shall not exceed the amount of the Commitment of such Bank at such time, provided further that the aggregate principal amount of all Advances, together with the aggregate principal amount of all Letter of Credit Advances and Undrawn Amounts, shall not exceed the lesser of: (i) the aggregate amount of the Commitments of all of the Banks at such time, and (ii) the Borrowing Base. Each Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000 (except that any such Borrowing may be in the aggregate amount of the Total Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Advances and reborrow under this Section at any time before the Termination Date.

(b) Subject to the terms and conditions set forth herein, the Borrowers shall have the right, at any time from the Closing Date until the Termination Date, to increase the total Commitments by an amount up to $25,000,000 (for a total Commitment, assuming no reductions, of $75,000,000) in the aggregate. The following terms and conditions shall apply to any such increase: (i) any such increase shall be obtained from existing Banks or from other banks or other financial institutions, in each case in accordance with the terms set forth below, (ii) the Commitment of any Bank may not be increased without the prior written consent of such Bank, (iii) any increase in the aggregate Commitments shall be in a minimum principal amount of $5,000,000, (iv) the Loan Parties and Banks shall execute an acknowledgement (or in the case of the addition of a bank or other financial institution not then a party to this Agreement, a joinder agreement) in form and content satisfactory to the Administrative Agent to reflect the revised Commitments, (the Banks do hereby agree to execute such acknowledgement (or joinder agreement) unless the acknowledgement purports to increase the Commitment of a Bank without such Bank’s consent), (v) the Borrowers shall execute such Notes as are necessary to reflect the increase in the Commitments, (vi) if any Advances are outstanding at the time of any such increase, the Borrowers shall make such payments and adjustments on the Advances (including payment of any break-funding amount owing under Section 8.05) as necessary to give effect to the revised commitment percentages and outstandings of the Banks, (vii) the Borrowers may solicit commitments from banks and other financial institutions that are not then a party to this Agreement so long as such banks and other financial institutions are reasonably acceptable to the Administrative Agent and execute a joinder agreement in form and content satisfactory to the Administrative Agent, and (viii) the conditions set forth in Section 3.02 shall be true and correct. The amount of any increase in the Commitments hereunder shall be offered first to the existing Banks, and in the event the additional commitments which existing Banks are willing to take shall exceed the amount requested by the Borrowers, such excess shall be allocated in proportion to the commitments of such existing Banks willing to take additional commitments. If the amount of the additional commitments requested by the Borrowers shall exceed the additional commitments which the existing Banks are willing to take, then the Borrowers may invite other banks and financial institutions reasonably acceptable to the Administrative Agent to join this Agreement as Banks hereunder for the portion of commitments not taken by existing Banks, provided that such other banks and financial institutions shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrowers may reasonably request. Unless otherwise agreed by the Administrative Agent and the Banks, the terms of any increase in the total Commitments shall be the same as those in effect prior to any increase; provided, however, that should the terms of the increase agreed to be other than those in effect prior to the increase, then the Loan Documents shall be amended to the extent necessary to incorporate any such different terms.

SECTION 2.02. Method of Borrowing Advances.

(a) The Borrowers shall give the Administrative Agent notice in the form attached hereto as Exhibit A (a “Notice of Borrowing”) prior to 11:00 A.M. (Winston-Salem, North Carolina time) on the Domestic Business Day of each Borrowing, specifying:

(i) the date and Borrower of such Borrowing;

(ii) the aggregate amount of such Borrowing; and

(iii) the Interest Period, if any, for any Euro-Dollar Advance or if such Borrowing is intended to be Variable Monthly LIBOR Advances; provided that: (a) the Borrowers may not have more than six Euro-Dollar Advances with fixed interest periods outstanding at any one time; and (b) unless otherwise specified, a Borrowing shall be deemed a Variable Monthly LIBOR Advance.

(b) Except as provided in Section 2.02(d) of this Agreement, upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrowers.

(c) Except as provided in Section 2.02(d) of this Agreement, not later than 1:00 P.M. (Winston-Salem, North Carolina time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Administrative Agent at its address referred to in or specified pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the requesting Borrower at the Administrative Agent’s address in Winston-Salem, North Carolina not later than 2:00 p.m. (Winston-Salem, North Carolina time). Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent’s address referred to in Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Bank will not make an Advance in connection with such Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make an Advance in connection with such Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank’s ratable share of such Borrowing to the requesting Borrower for the account of such Bank. If the Administrative Agent makes such Bank’s ratable share available to the requesting Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank’s ratable share from such Bank or such Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrowers maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate set forth in Section 2.06 for each such day during such period, provided that any such payment by either Borrower of such Bank’s ratable share and interest thereon shall be without prejudice to any rights that such Borrower may have against such Bank. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Advance included in such Borrowing for purposes of this Agreement.

(d) At the Administrative Agent’s option and to facilitate the efficient administration of this Agreement, the Administrative Agent shall be entitled to make settlements and adjustments on a weekly basis provided that: (1) all Borrowings, Advances and all payments of principal with respect to such Borrowings and Advances shall be shared by the Banks ratably in proportion to their Commitments and in accordance with this Agreement; and (2) all funds advanced by the Administrative Agent under this Agreement and all funds received by the Administrative Agent under this Agreement shall be made or received, as the case may be, by the Administrative Agent, as agent on behalf of the Banks and shall not constitute separate loans or advances made by the Administrative Agent. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent’s address referred to in Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Bank will not make an Advance in connection with such Borrowing, the Administrative Agent may assume that each Bank will make an Advance in connection with each Borrowing and, in reliance on such assumption, the Administrative Agent may make available such Bank’s ratable share of such Borrowing to the requesting Borrower for the account of such Bank. No later than 11:00 A.M. (Winston-Salem, North Carolina time) on Friday of each week the Administrative Agent shall advise each Bank of its ratable share of the Borrowings and payments made or received by the Administrative Agent for the period ending on the immediately preceding Wednesday. No later than 2:00 P.M. (Winston-Salem, North Carolina time) on such Friday the Administrative Agent and Banks shall effect payments (and credits) so that all Borrowings, Advances and payments with respect to the Borrowings and Letters of Credit are shared by the Banks ratably; provided, however, at any time, upon the request of the Administrative Agent, each Bank shall make its ratable share of any Borrowing available to the Administrative Agent on demand but in no event later than one Domestic Business Day following the Administrative Agent’s demand; and (2) the Administrative Agent shall be entitled to recover such Bank’s ratable share of each Borrowing from such Bank, together with interest thereon for each day during the period from the date of any such demand until such sum shall be paid in full at a rate per annum equal to the rate set forth in Section 2.06. Each Bank’s obligation under this Section 2.02(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against the Administrative Agent requesting such adjustment or payment or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitment; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers, any Guarantor or any other Person; (iv) any breach of this Agreement or any of the other Loan Documents by the Borrowers, any Guarantor or any other Bank; or (v) any other circumstance, happening or event whatsoever whether or not similar to any of the foregoing.

SECTION 2.03. Letters of Credit.

(a) The Issuing Bank may, from time to time upon request of either Borrower, in its sole discretion issue Letters of Credit for the account of such Borrower, subject to satisfaction of the conditions referenced in Section 3.03.

(b) Each Letter of Credit shall be subject to the provisions of this Agreement and to the provisions set forth in the Letter of Credit Agreement executed by the Borrower for whose account it is issued in connection with the issuance of such Letter of Credit. The Borrowers agrees to promptly perform and comply with the terms and conditions of each Letter of Credit Agreement.

(c) The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement a Letter of Credit Advance in the amount of such draft. Upon written demand by the Issuing Bank, with a copy to the Administrative Agent, each Bank shall purchase from the Issuing Bank, and the Issuing Bank shall sell to each Bank, a participation interest in such Letter of Credit Advance equal to such Bank’s Pro Rata Share of such Letter of Credit Advance as of the date of such purchase, by making available to the Administrative Agent for the account of the Issuing Bank, in Federal or other funds immediately available an amount equal to such Bank’s Pro Rata Share of the outstanding principal amount of such Letter of Credit Advance. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrowers hereby agree to each such sale and purchase of participation interests in Letter of Credit Advances outstanding from time to time. Each Bank agrees to purchase its participation interest in an outstanding Letter of Credit Advance on (i) the Domestic Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 1:00 P.M. (Winston-Salem, North Carolina time) on such Domestic Business Day or (ii) the first Domestic Business Day next succeeding the date of such demand if notice of such demand is given after 1:00 P.M. (Winston-Salem, North Carolina time) on any Domestic Business Day. The Issuing Bank makes no representation or warranty and assumes no responsibility with respect to any sale and purchase of a participation interest in any Letter of Credit Advance. If and to the extent that any Bank shall not have so made the amount available to the Administrative Agent in connection with its purchase of a participation interest in any Letter of Credit Advance, such Bank agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank, until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for the account of the Issuing Bank.

(d) The obligation of each Bank to purchase a participation interest in any Letter of Credit Advance pursuant to Section 2.03(c) shall be unconditional and shall not be affected by the existence of any Default, the failure to satisfy any condition set forth in Section 3.1, 3.2 or 3.3 or the termination of the Commitments (whether by the Borrowers pursuant to Section 2.8 or by the Administrative Agent pursuant to Section 6.1 or otherwise).

(e) The Issuing Bank shall furnish (A) to the Administrative Agent and each Bank on the tenth Domestic Business Day of each April, July, October and January, a written report summarizing the issuance and expiration dates of Letters of Credit issued during the preceding calendar quarter and (B) to the Administrative Agent and each Bank upon request a written report setting forth the aggregate Undrawn Amounts.

(f) The failure of any Bank to purchase a participation interest in any Letter of Credit Advance shall not relieve any other Bank of its obligation hereunder to purchase its participation interest in any Letter of Credit Advance on such date, but no Bank shall be responsible for the failure of any other Bank to so purchase a participation interest on such date.

(g) The Borrower for whom any Letter of Credit is issued shall pay to the Administrative Agent for the account of each Bank that has purchased a participation interest in a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of such Letter of Credit Advance. The Administrative Agent will promptly distribute to each Bank its ratable share of any payment of principal of or interest on any Letter of Credit Advance received by the Administrative Agent; provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Bank will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it.

(h) The Issuing Bank will notify the Borrower for whom any Letter of Credit is issued and the Administrative Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date such payment shall be made, and the Administrative Agent promptly will notify the Banks of such matters.

SECTION 2.04. Notes. The Advances of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank’s Commitment. Upon receipt of each Bank’s Note pursuant to Section 3.01, the Administrative Agent shall deliver such Note to such Bank. Each Bank shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Advance made by it, the date and amount of each payment of principal made by the Borrowers with respect thereto and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank’s Note; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrowers hereunder or under the Note or the ability of any Bank to assign its Note. Each Bank is hereby irrevocably authorized by the Borrowers so to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

SECTION 2.05. Maturity of Advances. Each Advance included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, subject to Section 6.01, on the Termination Date.

SECTION 2.06. Interest Rates.

(a) “Applicable Margin” shall be determined quarterly based upon the Total Leverage Ratio (calculated as of the last day of each Fiscal Quarter), as follows:

	Euro-Dollar Advances	Base
Total Leverage Ratio	and Letters of Credit	Rate Advances
Greater than 1.25	2.75%	0

Greater than 1.00 but less than or equal to 1.25	2.50%	0

Greater than .75 but less than or equal to 1.00	2.25%	0

Greater than .50 but less than or equal to .75	2.00%	0

Less than or equal to .50	1.75%	0

The Applicable Margin shall be effective as of the date (herein, the “Rate Determination Date”) which is the first day of the first calendar month after the day the Administrative Agent receives the quarterly financial statements for the Fiscal Quarter which the foregoing ratio is being determined and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is the first day of the first calendar month after the day the Administrative Agent receives the quarterly financial statements for the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Initial Rate Adjustment Date, the Applicable Margin shall be 2.25% for Euro-Dollar Advances and Letters of Credit and 0% for a Base Rate Advance, (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, such Applicable Margin shall be redetermined based upon the annual audited financial statements for the Fiscal Year ending on the last day of such final Fiscal Quarter, and if such Applicable Margin as so redetermined shall be different from the Applicable Margin for such date determined on the Rate Determination Date for such fourth Fiscal Quarter, such redetermined Applicable Margin shall be effective retroactive to the Rate Determination Date, and the Borrowers, the Administrative Agent and the Banks, as applicable, shall within 10 days of such redetermination, make a payment (in the case of amounts owing by the Borrowers to the Banks) or provide a credit applicable to future amounts payable by the Borrowers hereunder (in the case of amounts owing by the Banks to the Borrowers) equal to the difference between the interest and letter of credit fees actually paid under this Agreement and the interest and letter of credit fees that would have been paid under this Agreement had the Applicable Margin as originally determined been equal to the Applicable Margin as redetermined, and (iii) if on any Rate Determination Date the Borrowers shall have failed to deliver to the Administrative Agent for delivery to the Banks the financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of (A) the date on which the Borrowers shall deliver to the Administrative Agent for delivery to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which the Borrowers shall deliver to the Administrative Agent for delivery to the Banks annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Advances shall bear interest at a rate per annum determined as if the Total Leverage Ratio was more than 1.25 at all times during such period; provided that at the election of the Required Banks, the principal amount of the Advances shall bear interest at the Default Rate. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to the Advances and in the fees applicable to each Letter of Credit outstanding on such Rate Determination Date; provided, that no Applicable Margin shall be decreased pursuant to this Section 2.06 if a Default is in existence on the Rate Determination Date.

(b) During each Interest Period in which an Advance is a Base Rate Advance, such Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day during the applicable Interest Period, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin for Base Rate Advances. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Advance shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

(c) During each Interest Period in which an Advance is a Euro-Dollar Advance, such Euro-Dollar Advance shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of: (1) the Applicable Margin for Euro-Dollar Advances, plus (2) the applicable Adjusted Monthly Libor Index for such Interest Period. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Advance shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

The “Adjusted Monthly Libor Index” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

The “London Interbank Offered Rate” applicable to any Euro-Dollar Advance means for the Interest Period of such Euro-Dollar Advance the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Advance offered for a term comparable to such Interest Period, which rate appears on the display designated as Page “3750” of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker’s Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar deposits) determined as of 11:00 a.m. London, England time, on the first day of such Interest Period or on the immediately preceding Euro-Dollar Business Day if the first day of such Interest Period is not a Euro-Dollar Business Day.

“Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on such Euro-Dollar Advance is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted Monthly Libor Index shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

(d) The Advances shall at all times be Euro-Dollar Advances unless the Advances are to be a Base Rate Advance pursuant to Article VIII herein. Interest shall be payable for each Interest Period on the Interest Payment Date applicable to such Interest Period; provided that: (1) all accrued unpaid interest on the Advances shall be paid in full on the Termination Date; and (2) should the Commitment be terminated at any time prior to the Termination Date for any reason, any and all accrued unpaid interest shall be paid on the date of such termination.

(e) Each Letter of Credit Advance shall bear interest on the outstanding principal amount thereof, payable on demand, for each day from the date such Letter of Credit Advance is made until paid in full at a rate per annum equal to the Default Rate.

(f) The Administrative Agent shall determine each interest rate applicable to the Advances hereunder. The Administrative Agent shall give prompt notice to the Borrowers and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(g) After the occurrence and during the continuance of a Default, the principal amount of the Advances (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate; provided, however, that automatically whether or not the Required Banks elect to do so, any overdue principal of and, to the extent permitted by law, overdue interest on the Advances shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

SECTION 2.07. Fees.

(a) The Borrowers shall pay to the Administrative Agent for the ratable account of each Bank an unused commitment fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank’s Unused Commitment, times (ii) a per annum percentage equal to         .250%. Such unused commitment fee shall accrue from and including the Closing Date to and including the Termination Date. Unused commitment fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid fee shall be paid on the date of such termination.

(b) The Borrowers shall pay to the Administrative Agent for the ratable account of each Bank, with respect to each Letter of Credit, a per annum letter of credit fee (the “Letter of Credit Fee”) equal to the product of: (i) the aggregate average daily Undrawn Amounts, times (ii) a per annum percentage equal to the Applicable Margin for Letters of Credit (determined in accordance with Section 2.06(a) hereof). Such Letter of Credit Fees shall be payable in arrears for each Letter of Credit on each Quarterly Payment Date during the term of each respective Letter of Credit and on the termination thereof (whether at its stated expiry date or earlier).

(c) The Borrowers shall pay to the Administrative Agent for the account of the Issuing Bank a facing fee (the “ Facing Fee”) with respect to each Letter of Credit equal to the product of: (i) the face amount of such Letter of Credit, times (ii) one-eighth (1/8th) of one percent (0.125%). Such Facing Fee shall be due and payable on such date as may be agreed upon by the Issuing Bank and the Borrowers. The Borrowers shall pay to the Issuing Bank, for its own account, transfer fees, drawing fees, modification fees, extension fees and such other fees and charges as may be provided for in any Letter of Credit Agreement or otherwise charged by the Issuing Bank. No Bank shall be entitled to any portion of the Facing Fees or any other fees payable by the Borrowers to the Issuing Bank pursuant to this Section 2.07(c).

(d) The Borrowers shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Administrative Agent’s Letter Agreement.

SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrowers may, upon at least 3 Domestic Business Days’ irrevocable notice to the Administrative Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $1,000,000 or any larger multiple of $1,000,000, the Commitments; provided, however: (1) each termination or reduction, as the case may be, shall be permanent and irrevocable; (2) no such termination or reduction shall be in an amount greater than the Total Unused Commitments on the date of such termination or reduction; and (3) no such reduction pursuant to this Section 2.08 shall result in the aggregate Commitments of all of the Banks to be reduced to an amount less than $50,000,000, unless the Commitments are terminated in their entirety, in which case all accrued fees (as provided under Section 2.07) shall be payable on the effective date of such termination.

SECTION 2.09. Mandatory Reduction and Termination of Commitments. The Commitments shall terminate on the Termination Date and any Advances and if demand had not been earlier made Letter of Credit Advances then outstanding (together with accrued interest thereon) shall be due and payable on such date.

SECTION 2.10. Optional Prepayments.

(a) The Borrowers may prepay the Advances in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000.00, or any larger multiple of $100,000 (or lesser amount if such amount constitutes the entire outstanding Advances), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any payments due under Section 8.05. Other than any payment due under Section 8.05, prepayments shall not be subject to any penalty or premium. Each such optional prepayment shall be applied to prepay ratably the Advances of the several Banks.

(b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrowers.

SECTION 2.11. Mandatory Prepayments.

(a) On each date on which the Commitments are reduced or terminated pursuant to Section 2.08 or Section 2.09, the Borrowers shall repay or prepay such principal amount of the outstanding Advances, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Advances, together with the aggregate principal amount of all Letter of Credit Advances and Undrawn Amounts does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied ratably to the Advances of the several Banks.

(b) In the event that: (1) the aggregate principal amount of all Advances, together with the aggregate principal amount of Letter of Credit Advances and Undrawn Amounts at any one time outstanding shall at any time exceed the Borrowing Base; or (2) the aggregate principal amount of all Advances, together with the aggregate principal amount of the Letter of Credit Advances and Undrawn Amounts at any one time outstanding shall at any time exceed the aggregate amount of the Commitments of all of the Banks at such time, the Borrowers shall immediately repay so much of the Advances as is necessary in order that: (1) the aggregate principal amount of the Advances thereafter outstanding, together with the aggregate principal amount of the Letter of Credit Advances and Undrawn Amounts shall not exceed the Borrowing Base; and (2) the aggregate principal amount of the Advances thereafter outstanding, together with the aggregate principal amount of the Letter of Credit Advances and Undrawn Amounts shall not exceed the aggregate amount of the Commitments of all of the Banks at such time.

SECTION 2.12. General Provisions as to Payments.

(a) The Borrowers shall make each payment of principal of, and interest on, the Advances and of fees hereunder, not later than 11:00 A.M. (Winston-Salem, North Carolina time) on the date when due, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Administrative Agent at its address referred to in Section 9.01. Subject to the terms of Section 2.02(d), the Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks; provided that payments of interest shall be distributed by the Administrative Agent within three Domestic Business Days of the date such payment is received by the Administrative Agent for the account of the Banks.

(b) Whenever any payment of principal of, or interest on, the Advances or of fees shall be due on a day which is not a Domestic Business Day (including, without limitation, any payments pursuant to Sections 2.02(c) and 2.02(d)), the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(c) All payments of principal, interest and fees and all other amounts to be made by the Borrowers pursuant to this Agreement with respect to any Advance or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank’s applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being “Taxes”). In the event that either Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Advance or fee or other amount, such Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Advance or fee relating thereto, the Borrowers shall furnish any Bank, at such Bank’s request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrowers fail to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrowers hereby agree to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrowers’ failure to provide evidence of tax payments or tax exemption.

In the event any Bank receives a refund of any Taxes paid by the Borrowers pursuant to this Section 2.12, it will pay to the paying Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrowers shall promptly repay to it the amount of such refund.

Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.12 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

SECTION 2.13. Computation of Interest and Fees. Interest on the Advances shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Facility fees, unused commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.14. Eligibility of Properties and Mortgage Receivables.

(a) Initial Eligible Properties and Initial Eligible Mortgage Receivables. As of the date hereof, the Administrative Agent and Banks have approved for inclusion in calculations of the Borrowing Base, the Mortgaged Properties and the Pledged Mortgage Receivables identified on Schedule 2.14, as well as the Borrowing Base Value attributable to each such Mortgaged Property and Pledged Mortgage Receivable as set forth on Schedule 2.14.

(b) Additional Eligible Properties and Additional Eligible Mortgage Receivables. If after the Closing Date the Borrowers desire that any additional Mortgaged Property or Pledged Mortgage Receivable be included in calculations of the Borrowing Base, the Borrowers shall so notify the Administrative Agent and the Banks in writing. No Mortgaged Property or Pledged Mortgage Receivable will be included in calculations of the Borrowing Base unless and until the Borrowers deliver to the Administrative Agent for delivery to each Bank all of the following, in form and substance satisfactory to the Administrative Agent and Required Banks, and unless such Mortgaged Property or Pledged Mortgage Receivable has otherwise satisfied the terms of this Agreement and the other Loan Documents:

(i) A Mortgaged Property Diligence Package or Pledged Mortgage Receivable Diligence Package, as the case may be, with respect to the Property or Mortgage Receivable that the Borrowers propose to include in the Borrowing Base;

(ii) A certificate, substantially in the form of Exhibit D of the Chief Financial Officer of the Company certifying: (1) the Property or Mortgage Receivable that the Borrowers propose to include in calculations of the Borrowing Base satisfies all of the requirements contained in the definition of “Eligible Property” or “Eligible Mortgage Receivable”, as the case may be, and (2) whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action the Loan Parties are taking or propose to take with respect thereto; and

(iii) Such other information as the Administrative Agent or any Bank may reasonably request in order to evaluate the Mortgaged Property or Pledged Mortgage Receivable.

If, after receipt and review of all of the foregoing documents and information, the Administrative Agent or any Bank rejects such Property or Mortgage Receivable as a Borrowing Base Asset, the Administrative Agent or any such Bank, as the case may be, will so notify the Borrowers, the Administrative Agent and each Bank within 5 Domestic Business Days after receipt of all of such documents and information. If the Administrative Agent and Banks do not give such notice within such time period, such Property or Mortgage Receivable shall be included as a Borrowing Base Asset; provided, however, no presumption shall exist that a Property or Mortgage Property once included within the Borrowing Base or classified as an “Eligible Property” or “Eligible Mortgage Receivable”, as the case may be, shall continue to be so included or classified. In order that a Property or Mortgage Receivable be considered a Borrowing Base Asset and included within the calculation of the Borrowing Base, such Property or Mortgage Receivable must at all times satisfy the requirements contained in the definition of “Eligible Property” or “Eligible Mortgage Receivable”, as the case may be. The Administrative Agent and the Required Banks shall determine whether to consider such Property or Mortgage Receivable as a Borrowing Base Asset in their reasonable discretion.

(c) Nonconforming Properties. If the Administrative Agent or any Bank advises the Borrowers that any Mortgaged Property or Pledged Mortgage Receivable shall not be considered a Borrowing Base Asset, or if the Administrative Agent or any Bank advises the Borrowers that a Mortgaged Property or Pledged Mortgage Receivable which the Borrowers want to have included in calculations of the Borrowing Base does not satisfy the requirements of an Eligible Property or Eligible Mortgage Receivable, as the case may be, then the Administrative Agent, upon written request of the Borrowers shall request that the Banks reconsider whether such Mortgaged Property or Pledged Mortgage Receivable shall be included as a Borrowing Base Asset. In connection therewith, the Borrowers shall deliver the information required by the immediately preceding subsection (b) (together with such updated or supplemental information as the Borrowers may elect) to the Administrative Agent who shall promptly deliver such information to each of the Banks. Within 10 Domestic Business Days after the date on which the Administrative Agent has delivered such request to the Banks and all of the items referred to in the immediately preceding subsection (b), each Bank shall notify the Administrative Agent in writing whether or not such Bank approves such Property or Mortgage Receivable as a Borrowing Base Asset. If a Bank fails to give such notice within such time period, such Bank shall be deemed to have approved such Property or Mortgage Receivable as a Borrowing Base Asset. A Property shall become a Borrowing Base Asset under this subsection 2.14(c) only upon the approval of the Required Banks.

(d) Documents with Respect to Guarantor and Property. Upon the approval of a Property or Mortgage Receivable as a Borrowing Base Asset, the Borrowers shall deliver to the Administrative Agent, to the extent not previously delivered to the Administrative Agent, the items that would have been delivered with respect to such Property or Mortgage Receivable and such Guarantor under Sections 5.25 and 3.01(c), (e), (g), (h) and (l) as if such Guarantor had been a Guarantor and such Property or Mortgage Receivable had been a Borrowing Base Asset on the Closing Date. Until such time as the Administrative Agent shall have received the items referred to in the foregoing sentence with respect to any Guarantor or Property or Mortgage Receivable, the Borrowing Base Value of any such Borrowing Base Asset shall be $0.

(e) If at any time from or after the inclusion of a Borrowing Base Asset in the Borrowing Base, any event or occurrence, including the passage of time, causes any such Borrowing Base Asset to fail to meet the requirements of the definition of Eligible Property or Mortgaged Property, in the case of any Mortgaged Property, or Eligible Mortgage Receivable or Pledged Mortgage Receivable, in the case of any Pledged Mortgage Receivable (including without limitation by reason of any representation or warranty contained in any Collateral Document with respect to any Borrowing Base Asset failing to continue to be true and correct), then the Borrowing Base Value of such Borrowing Base Asset shall immediately be deemed $0 and the Borrowing Base shall be recalculated accordingly. Borrowers shall promptly notify the Administrative Agent of any such event or occurrence and, to the extent so required, make any prepayment pursuant to Section 2.11(b).

The Loan Parties shall, jointly and severally, pay all expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent in connection with any actions taken, documents prepared or filings made in connection with this Section 2.14.

SECTION 2.15. Release of Properties. From time to time the Borrowers may request, upon not less than five (5) Domestic Business Days prior written notice to the Administrative Agent, that a Mortgaged Property or a Pledged Mortgage Receivable be no longer considered a Borrowing Base Asset and that the Administrative Agent’s security interest therein pursuant to the applicable Mortgage or Mortgage Receivables Pledge Agreement and the Document Agreement be released, which release (the “Property Release”) shall be effected by the Administrative Agent in accordance with the terms of the Document Agreement if the Administrative Agent determines all of the following conditions are satisfied as of the date of such Property Release:

(a) No Default or Event of Default exists or will exist immediately after giving effect to such Property Release and the reduction in the Borrowing Base by reason of the release of such Borrowing Base Asset; and

(b) The Borrowers shall have delivered to the Administrative Agent a Borrowing Base Certificate and Compliance Certificate demonstrating on a pro forma basis, and the Administrative Agent shall have determined to its satisfaction, that the outstanding principal balance of the Advances, will not exceed the Borrowing Base after giving effect to such request and any prepayment to be made and/or the acceptance of any Mortgaged Property or Pledged Mortgage Receivable as an additional or replacement Borrowing Base Asset to be given concurrently with such request and that the Loan Parties will be in compliance with this Agreement after giving effect to the Property Release.

The Loan Parties shall, jointly and severally, pay all expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent in connection with any actions taken, documents prepared or filings made in connection with this Section 2.15.

SECTION 2.16. Frequency of Calculations of Borrowing Base. Initially, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered under Section 3.01. Thereafter, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered from time to time under this Agreement; provided, however that no presumption shall exist that a Property or Mortgage Receivable once included within the Borrowing Base or classified as an “Eligible Property” or “Eligible Mortgage Receivable” shall continue to be so included or classified.

SECTION 2.17. Joint and Several Liability.

(a) The Borrowers are accepting the joint and several liability provided for hereunder in consideration of the financial accommodations provided and to be provided by the Administrative Agent and Banks under this Agreement for the mutual benefit, directly and indirectly, of the Borrowers and in consideration of each of the undertakings of each Borrower herein to accept joint and several liability, for their mutual benefit, for the obligations of each of the other of them.

(b) The Borrowers, jointly and severally as hereinafter described, hereby irrevocably and unconditionally accept, not merely as surety but also as co-debtors, joint and several liability with respect to the payment and performance of all of the Obligations (including, without limitation, all indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of all the Borrowers without preference or distinction among them.

(c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations, as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event each of the other Borrowers will, forthwith upon demand by the Administrative Agent, make such payment with respect to, or perform, such Obligations pursuant to the terms hereof.

(d) Each Borrower hereby acknowledges and consents to all provisions of this Agreement. In connection with its obligations under this Section, except to the extent that notice is expressly required by this Agreement, each Borrower hereby waives notice of acceptance of the joint and several liability contained in this Section, notice of any loan or advance to any Borrower under this Agreement, notice of the occurrence of any Default or any Event of Default or of any demand upon any Borrower for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or any Bank under or in respect of this Agreement, the Notes or any other Loan Document and, generally, all demands, notices, protests and other formalities of every kind in connection with the joint and several liability contained in this Section and the other provisions of this Agreement. In connection with its obligations under this Section, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or any Bank at any time or times in respect of any Default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, the Notes or any other Loan Document, any and all other indulgences whatsoever by the Administrative Agent or any Bank in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person or Persons primarily or secondarily liable in respect of any of the Obligations. Each of the Borrowers also waives: (I) any right to require the Administrative Agent or any Bank to (A) proceed against any other Person, including any other Borrower or any Guarantor, or (B) pursue any other remedy; and (II) any defense arising by reason of (A) any disability or other defense of any Borrower, any Guarantor or any other Person, (B) the cessation from any cause whatsoever, other than payment or performance in full, of any of the Obligations of the Borrowers, any Guarantor or any other Person, or (C) any act or omission by the Administrative Agent or any Bank which directly or indirectly results in or aids the discharge of any Borrower, any Guarantor or any Obligations by operation of law or otherwise. The obligations of each Borrower under this Section shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, any Guarantor, the Administrative Agent or any Bank. The joint and several liability of each Borrower in this Section shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, charter, membership, constitution or place of formation of any Borrower, any Guarantor, the Administrative Agent or any Bank. Each of the Borrowers agrees that each of the waivers set forth above are made with such Borrower’s full knowledge of their significance and consequences, and such Borrower agrees that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law.

(e) The provisions of this Section 2.17 are made for the benefit of the Administrative Agent and the Banks and their respective successors and assigns, and may be enforced by the Administrative Agent from time to time against any of the Borrowers as often as occasion therefore may arise and without requirement on the part of the Administrative Agent or any Bank first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to the Administrative Agent or any Bank against the other Borrower or to resort to any other source or means of obtaining payment of any of the indebtedness, liabilities and obligations evidenced by or arising under this Agreement, the Note and the Loan Documents or to elect any other remedy. The provisions of this Section 2.17 shall remain in effect until all the indebtedness, liabilities and obligations evidenced by or arising under this Agreement, the Notes and the Loan Documents shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the indebtedness, liabilities and obligations evidenced by or arising under this Agreement, the Notes and the Loan Documents, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Bank upon the insolvency, Administrative Agent or any bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.17 will forthwith be reinstated in effect, as though such payment had not been made.

(f) Notwithstanding any provision to the contrary contained herein, in the Notes or in any other of the Loan Documents, to the extent the joint obligations of any Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code).

(g) Without limiting in anyway the foregoing and notwithstanding anything to the contrary contained herein or in any Letter of Credit Agreement, the Borrowers hereby acknowledge and agree that they shall be obligated, jointly and severally, to reimburse the applicable Issuing Bank upon each Letter of Credit Advance and it shall be deemed to be obligated in respect of each such Letter of Credit issued hereunder (whether the account party on such letter of credit is any other Borrower or Guarantor).

ARTICLE III

CONDITIONS TO BORROWINGS

SECTION 3.01. Conditions to Closing and First Borrowing. The obligation of each Bank to make an Advance on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:

(a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Agreement signed by such party;

(b) receipt by the Administrative Agent of a duly executed Note for the account of each Bank complying with the provisions of Section 2.04;

(c) receipt by the Administrative Agent of an opinion (together with any opinions of local counsel relied on therein) of Cooley Godward LLP, counsel for the Borrowers and Guarantors, dated as of the Closing Date (or in the case of an opinion delivered pursuant to Section 2.14(d) such later date as specified by the Administrative Agent), substantially in the form of Exhibit P hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Bank may reasonably request;

(d) receipt by the Administrative Agent of a certificate (the “Closing Certificate”), dated the date of the first Borrowing, substantially in the form of Exhibit K hereto, signed by a principal financial officer of each Loan Party, to the effect that, to his knowledge, (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Loan Parties contained in Article IV are true on and as of the date of the first Borrowing hereunder;

(e) receipt by the Administrative Agent of all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Agreement, the Notes and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of each Loan Party (the “Officer’s Certificate”), signed by the Secretary or an Assistant Secretary of the respective Loan Party, substantially in the form of Exhibit J hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party, authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Loan Party’s Organizational Documents (in the case of Guarantors other than the Initial Guarantors, said Organizational Documents to be in substantially the form of those of the Initial Guarantors); (ii) the Loan Party’s Operating Documents (in the case of Guarantors other than the Initial Guarantors, said Operating Documents to be in substantially the form of those of the Initial Guarantors); (iii) a certificate of the Secretary of State of such Loan Party’s State of organization as to the good standing of such Loan Party, and (iv) the Organizational Action taken by the Board of Directors of the Loan Party authorizing the Loan Party’s execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Loan Party is a party;

(f) receipt by the Administrative Agent of a Notice of Borrowing;

(g) the Membership Pledge Agreement and the other Collateral Documents applicable to the Borrowing Base Assets included in the Borrowing Base, each in form and content satisfactory to the Administrative Agent, shall have been duly executed by the Borrowers and Guarantors and shall have been delivered to the Administrative Agent and shall be in full force and effect and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties, upon filing, recording or possession by the Administrative Agent, as the case may be, a valid, legal and perfected first-priority security interest in and lien on the Collateral described in the Mortgages, Membership Pledge Agreement and Mortgage Receivables Pledge Agreement shall have been delivered to the Administrative Agent;

(h) the Administrative Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Borrowers and Guarantors in the states (or other jurisdictions) in which the Borrowers and Guarantors are organized, the chief executive office of each such Person is located, any offices of such persons in which records have been kept relating to Collateral described in the Collateral Documents and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens other than Permitted Liens indicated in any such financing statement (or similar document) have been released or subordinated to the satisfaction of Administrative Agent;

(i) receipt by the Administrative Agent of a Borrowing Base Certification Report dated as of the Closing Date on or prior to the date of first Borrowing;

(j) receipt by the Administrative Agent of the evidence of the insurance required under this Agreement;

(k) The Borrowers shall have paid all fees required to be paid by them on the Closing Date, including all fees required hereunder and under the Administrative Agent’s Letter Agreement to be paid as of such date, and shall have reimbursed the Administrative Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Loan Documents, including the reasonable legal, audit and other document preparation costs incurred by the Administrative Agent.

(l) such other documents or items as the Administrative Agent, the Banks or their counsel may reasonably request.

SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make an Advance on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

(a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 and a Borrowing Base Certification Report;

(b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

(c) the fact that the representations and warranties of the Loan Parties contained in Article IV of this Agreement shall be true, on and as of the date of such Borrowing; and

(d) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Advances of each Bank together with such Bank’s Pro Rata Share of the aggregate outstanding principal amount of all Letter of Credit Advances and Undrawn Amounts will not exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of the Advances together with the aggregate outstanding principal amount of all Letter of Credit Advances and Undrawn Amounts will not exceed the lesser of: (A) the aggregate amount of the Commitments of all of the Banks as of such date; and (B) the Borrowing Base.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Loan Parties on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section.

SECTION 3.03. Conditions to Issuance of Letters of Credit. The issuance by the Issuing Bank of each Letter of Credit shall be subject to satisfaction of the conditions set forth in the related Letter of Credit Agreement and satisfaction of the following conditions:

(a) the fact that, immediately before and after the issuance of such Letter of Credit, no Default shall have occurred and be continuing;

(b) the fact that the representations and warranties of the Loan Parties contained in Article IV of this Agreement shall be true, on and as of the date of issuance of such Letter of Credit;

(c) the fact that, immediately after the issuance of such Letter of Credit the sum of (A) the entire outstanding principal amount of the Advances, (B) the aggregate outstanding principal amount of the Letter of Credit Advances, and (C) the aggregate Undrawn Amounts, will not exceed the lesser of: (1) the aggregate amount of the Commitments of all of the Banks at such time; and (2) the Borrowing Base;

(d) the fact that immediately after the issuance of such Letter of Credit the sum of: (i) the aggregate outstanding principal amount of the Letter of Credit Advances, plus (ii) the aggregate Undrawn Amounts, will not exceed $5,000,000; and

(e) no Letter of Credit shall have an expiry date or termination date on or after the earlier of: (1) the date twelve months after the date of the issuance of such Letter of Credit; or (2) the date two Domestic Business Days prior to the Termination Date.

The issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by the Loan Parties on the date such Letter of Credit is issued as to the truth and accuracy of the facts specified in clauses (a), (b), (c), (d) and (e) of this Section.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant that:

SECTION 4.01. Existence and Power. The Company is a corporation, the Operating Partnership is a limited partnership and each Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 4.02. Organizational and Governmental Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Agreement, the Notes, the Collateral Documents and the other Loan Documents to which such Loan Party is a party (i) are within such Loan Party’s organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organizational Documents and Operating Agreements of such Loan Party or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of such Loan Party or any of its Subsidiaries.

SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Loan Parties enforceable in accordance with its terms, and the Notes, the Collateral Documents and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Loan Parties party to such Loan Document enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

SECTION 4.04. Financial Information; SEC Reports.

(a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2003 and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers, LLP copies of which have been delivered to the Administrative Agent for delivery to each of the Banks, and the unaudited consolidated financial statements of the Company and its Consolidated Subsidiaries for the interim period ended September 30, 2004, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

(b) Since December 31, 2003 there has been no event, act, condition or occurrence having a Material Adverse Effect.

SECTION 4.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Loan Parties threatened, against or affecting the Loan Parties or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity or enforceability of, or could impair the ability of the Loan Parties to perform their respective obligations under, this Agreement, the Notes, the Collateral Documents or any of the other Loan Documents.

SECTION 4.06. Compliance with ERISA.

(a) The Loan Parties and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

(b) Neither the Loan Parties nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

(c) The assets of the Borrowers or any Subsidiary do not and will not constitute “plan assets,” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Code.

SECTION 4.07. Taxes. There have been filed on behalf of the Loan Parties and their respective Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them (except where the failure to file such returns would not reasonably be expected to have a Material Adverse Effect or impair any of the Collateral) and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Loan Parties or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Loan Parties and their respective Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Loan Parties, adequate.

SECTION 4.08. Subsidiaries. Each of the Subsidiaries is a limited liability company (or, in the case of the Operating Partnership, a limited partnership) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Subsidiary other than the Operating Partnership is organized and governed pursuant to Organizational Documents, the form and contents of which are attached hereto as Exhibit G. No Loan Party has any Subsidiaries except those Subsidiaries listed on Schedule 4.08 and as set forth in any Compliance Certificate provided to the Administrative Agent and Banks pursuant to Section 5.01(c) after the Closing Date, which accurately sets forth each such Subsidiary’s complete name and jurisdiction of organization.

SECTION 4.09. Not an Investment Company. No Loan Party nor any Subsidiary of a Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.10. Public Utility Holding Company Act. No Loan Party nor any Subsidiary of a Loan Party is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

SECTION 4.11. Ownership of Property; Liens. Each of the Loan Parties and their respective Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.11.

SECTION 4.12. No Default. No Loan Party nor any of their respective Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which would reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

SECTION 4.13. Full Disclosure. All information heretofore furnished by any Loan Party to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Loan Party to the Administrative Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified; it being recognized by Administrative Agent and Banks that the projections and forecasts provided by the Loan Parties in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

SECTION 4.14. Environmental Matters.

(a) No Loan Party nor any Subsidiary of a Loan Party is subject to any Environmental Liability which would reasonably be expected to have a Material Adverse Effect and no Loan Party nor any Subsidiary of a Loan Party has been designated as a potentially responsible party under CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. § 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

(b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Loan Parties, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

(c) The Loan Parties, and each of their respective Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of the business contemplated on such Property, and is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Properties and the Loan Party’s, and each of their respective Subsidiary’s and Affiliate’s, respective businesses.

SECTION 4.15. Compliance with Laws. Each Loan Party and each Subsidiary of a Loan Party is in compliance in all material respects with all applicable laws, including, without limitation, all Environmental Laws and all regulations and requirements of the Securities and Exchange Commission and the National Association of Securities Dealer, Inc. (including with respect to timely filing of reports).

SECTION 4.16. Capital Securities. All Capital Securities, debentures, bonds, notes and all other securities of each Loan Party and their respective Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the “Blue Sky” laws of all applicable states and the federal securities laws. The issued shares of Capital Securities of each of the Loan Party’s respective Subsidiaries are owned by the Loan Parties free and clear of any Lien or adverse claim.

SECTION 4.17. Margin Stock. No Loan Party nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System.

SECTION 4.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Advances under this Agreement, no Loan Party will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

SECTION 4.19. Security Documents.

(a) Upon execution by the Pledgors, the Membership Pledge Agreement shall be effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Membership Pledge Agreement) and, upon filing of a UCC financing statement in Delaware, Administrative Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Operating Partnership as Pledgor thereunder, in such Collateral and the proceeds thereof, in each case prior and superior in any right to any other Person.

(b) Upon execution by the applicable Loan Parties, the Mortgage Receivables Pledge Agreement shall be effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Mortgage Receivables Pledge Agreement) and, upon delivery of the promissory note evidencing the Mortgage Receivables included in the Collateral (as defined in the Mortgage Receivables Pledge Agreement), Administrative Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in any right to any other Person.

(c) The Mortgages are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Trust Property and Secured Property (each as defined in the Mortgages) and, when the Mortgages and the related financing statements are filed in the Real Estate Recording Office (as defined in the respective Real Estate Security Documents), the Mortgages shall constitute fully perfected Liens on, and security interest in, all right, title and interest of the Borrowers and Guarantors in such Trust Property and Secured Property and the proceeds thereof, in each case prior and superior in right to any other Person (subject to Permitted Liens); it being understood that the Mortgages shall be held pursuant to the terms of the Document Agreement.

SECTION 4.20. Labor Matters. There are no significant strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Subsidiary of any Loan Party pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payment made to employees of the Loan Parties and each Subsidiary of any Loan Party have been in material compliance with the Fair Labor Standards Act and any other applicable federal, state or foreign law dealing with such matters.

SECTION 4.21. Patents, Trademarks, Etc. To their knowledge, the Loan Parties and their respective Subsidiaries own, or are licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are material to the businesses, assets, operations, properties or condition (financial or otherwise) of the Loan Parties and their respective Subsidiaries taken as a whole. To their knowledge, the use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Loan Parties and their respective Subsidiaries, does not infringe on the rights of any Person.

SECTION 4.22. Loans and Investments. No Loan Party nor any of their respective Subsidiaries has made a loan, advance or Investment which is outstanding or existing on the Closing Date except as set forth on Schedule 4.22.

SECTION 4.23. Anti-Terrorism Laws. None of the Loan Parties, nor any of their respective Subsidiaries, is in violation of any laws relating to terrorism or money laundering, including, without limitation, the Patriot Act, except as may be disclosed in writing to the Administrative Agent and Banks.

SECTION 4.24. Ownership Structure. As of the Closing Date, Part I of Schedule 4.24 is a complete and correct list of all Subsidiaries of the Company setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Capital Securities in such Subsidiary, (iii) the nature of the Capital Securities held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Capital Securities and (v) whether such Subsidiary is a Mortgaged Property Owner or a Pledged Mortgage Receivable Owner. Except as disclosed in such Schedule, as of the Closing Date (i) each of the Company and its Subsidiaries owns, free and clear of all Liens and has the unencumbered right to vote, all outstanding Capital Securities in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding Capital Securities of each Person is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional Capital Securities of any type in, any such Person. As of the Closing Date, the Borrowers have no unconsolidated Affiliates.

SECTION 4.25. REIT Status. The Company qualifies as a REIT and is in compliance with all requirements and conditions imposed under the Code to allow the Company to maintain its status as a REIT.

SECTION 4.26. Properties; Mortgage Receivables. As of the Closing Date, Schedule 4.26 is a correct and complete list of all Properties and Mortgage Receivables included in the calculation of the Borrowing Base. Each of the assets included by the Borrowers in the calculations of the Borrowing Base satisfies all of the requirements contained in the definitions of “Eligible Property,” “Mortgaged Properties” and “Eligible Tenant”, in the case of Properties and “Pledged Mortgage Receivable” and “Eligible Mortgage Receivable” in the case of Mortgage Receivables. The representations and warranties of the Loan Parties contained in the Collateral Documents are true and correct.

SECTION 4.27. Tax Shelter Regulations. Borrowers do not intend to treat the Advances and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrowers determine to take any action inconsistent with such intention, they will promptly notify Administrative Agent thereof. If Borrowers so notify Administrative Agent, Borrowers acknowledge that one or more of the Banks may treat its Advances as part of a transaction that is subject to Treasury Regulation 301.6112-1, and that such Bank or Banks, as applicable, will maintain the lists and other records required by such Treasury Regulation.

SECTION 4.28. All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Loan Parties of this Agreement and any Loan Document to which any Loan Party is a party, have been obtained.

SECTION 4.29. Selection Procedures. No procedures believed by the Loan Parties to be adverse to the interests of the Secured Parties were utilized by the Loan Parties in identifying and/or selecting the Borrowing Base Assets.

SECTION 4.30. Reports Accurate; Disclosure. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Loan Parties to the Administrative Agent or any Bank in connection with this Agreement or any Loan Document, including without limitation all reports furnished pursuant to Section 4.04, are true, complete and accurate in all material respects; it being recognized by the Administrative Agent and the Banks that the projections and forecasts provided by Borrowers in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results. Neither this Agreement, nor any Loan Document, nor any agreement, document, certificate or statement furnished to the Administrative Agent or the Banks in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to any Loan Party which materially and adversely affects the Company and its Subsidiaries, or in the future is reasonably likely to have a Material Adverse Effect.

SECTION 4.31. Location of Offices. The Borrowers’ names are Gladstone Commercial Corporation and Gladstone Commercial Limited Partnership and their respective locations (within the meaning of Article 9 of the UCC) are Maryland and Delaware. The Initial Guarantors names are (i) EE, 208 South Rogers Lane, Raleigh, NC LLC, (ii) Little Arch Charlotte NC LLC, (iii) OB Crenshaw PA Gladstone Commercial LLC, (iv) OB Midway NC Gladstone Commercial LLC and (v) GCC Pocono LLC and their locations (within the meaning of Article 9 of the UCC) are all Delaware. Neither the Borrowers nor any Guarantor has changed their respective names, identity, structure, existence or state of formation, whether by amendment of its Organizational Documents, by reorganization or otherwise, or has changed their respective locations (within the meaning of Article 9 of the UCC) within the four (4) months preceding the Closing Date or any subsequent date on which this representation is made.

SECTION 4.32. Material Contracts. Schedule 4.32 is, as of the Closing Date, a true, correct and complete listing of all Material Contracts. Each of the Borrowers, their Subsidiaries and the other Loan Parties that is a party to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

SECTION 4.33. Affiliate Transactions. Except as permitted by Section 5.24, neither the Borrowers nor any Subsidiary nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrowers, any Subsidiary or any other Loan Party is a party.

SECTION 4.34. Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrowers or any of their Subsidiaries ancillary to the transactions contemplated hereby.

SECTION 4.35. Survival of Representations and Warranties, Etc. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrowers, any Subsidiary or any other Loan Party to the Administrative Agent or any Bank pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Closing Date and delivered to the Administrative Agent or any Bank in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Loan Parties in favor of the Administrative Agent and each of the Banks under this Agreement. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Advances.

SECTION 4.36. Acquisition, Credit and Collection Policy. The copy of the Acquisition, Credit and Collection Policy, attached hereto as Exhibit E, is true, complete and accurate as of the Closing Date. Since the Closing Date, there have been no changes in the Acquisition, Credit and Collection Policy other than in accordance with this Agreement. Since December 31, 2003, no material adverse change has occurred in the overall rate collection of the Mortgage Receivables or the leases in respect of the Mortgaged Properties, and the Loan Parties have at all times complied in all material respects with the Acquisition, Credit and Collection Policy with respect to each Pledged Mortgage Receivable and Mortgaged Property.

SECTION 4.37. No Default or Event of Default. No event has occurred and is continuing and no condition exists, or would result from any Advance or from the application of the proceeds therefrom, which constitutes or would reasonably be expected to constitute a Default or Event of Default.

SECTION 4.38. USA PATRIOT Act. No Loan Party nor any Affiliate of a Loan Party is (1) a country, territory, organization, person or entity named on an OFAC list, (2) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering (“FATF”), or whose subscription funds are transferred from or through such a jurisdiction; (3) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (4) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

ARTICLE V

COVENANTS

The Loan Parties agree, jointly and severally, that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

SECTION 5.01. Information. The Company will deliver to the Administrative Agent, who will then promptly deliver to each of the Banks:

(a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

(b) as soon as available and in any event within 45 days after the end of each of the four Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the Chief Financial Officer of the Company;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit M and with compliance calculations in form and content satisfactory to the Administrative Agent (a “Compliance Certificate”), of the Chief Financial Officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Loan Parties was in compliance with the requirements of Sections 5.03 through 5.11, inclusive, 5.14, 5.28 and 5.29 on the date of such financial statements, (ii) setting forth the identities of the Property Owners and the Pledged Mortgage Receivable Owners on the date of such financial statements, and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Loan Parties are taking or propose to take with respect thereto;

(d) [Intentionally Omitted]

(e) within 5 Domestic Business Days after the Company becomes aware of the occurrence of any Default, a certificate of the Chief Financial Officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly, monthly or special (8-K) reports which the Company shall have filed with the Securities and Exchange Commission provided that, in the case of annual and quarterly reports on Forms 10-K and 10-Q, respectively, such reports shall be deemed to be delivered hereunder if posted on the Company’s website;

(h) if and when the Company or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

(i) promptly after the Company knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against a Loan Party and/or any Subsidiary of a Loan Party for $1,000,000 or more in excess of amounts covered in full by applicable insurance; and

(j) as soon as available and in any event by the tenth Domestic Business Day of each Fiscal Quarter, an aging of rents (in form and content satisfactory to the Administrative Agent) with respect to each Borrowing Base Asset, showing the age of such rents, identifying the Persons who are the tenants for such rents (specifying the amount and age of the rents owing from each such tenant) and containing such other information and accompanied by such supporting documents as the Administrative Agent, in its sole discretion may from time to time reasonably prescribe, dated as of the last day of such period the statements in which, in each instance, shall be certified as to truth and accuracy by the Chief Financial Officer or other authorized officer of each Borrower and each Guarantor;

(k) as soon as available and in any event by the tenth Domestic Business Day of each succeeding month, a Borrowing Base Certification Report in substantially the form of Exhibit N and with borrowing base calculations in form and content reasonably satisfactory to the Administrative Agent, dated as of the last day of the immediately preceding month, certified as to truth and accuracy by the Chief Financial Officer or other authorized officer of each Borrower and each Guarantor;

(l) from time to time such additional information regarding the financial position or business of the Company, its Subsidiaries, and each Loan Party as the Administrative Agent, at the request of any Bank, may reasonably request.

SECTION 5.02. Inspection of Property, Books and Records. The Company will (i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; (ii) permit, and will cause each Subsidiary of the Company and each Loan Party to permit, with reasonable prior notice which notice shall not be required in the case of an emergency, the Administrative Agent or its designee, at the expense of the Company and Loan Parties, to perform periodic field audits and investigations of the Company, the Loan Parties and the Collateral, from time to time, provided that the field examinations at the Borrowers headquarters in McLean, Virginia shall be no more frequent than once each Fiscal Quarter unless a Default shall have occurred and be continuing; and (iii) permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank’s expense prior to the occurrence of an Event of Default and at the Borrowers’ expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, but no more frequently than once each Fiscal Quarter unless a Default shall have occurred and be continuing. The Loan Parties agree to cooperate and assist in such visits and inspections.

SECTION 5.03. Minimum Debt Service Coverage. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 2004, the Debt Service Coverage Ratio shall not be less than 1.50 to 1.00.

SECTION 5.04. Acquisitions. Neither the Borrowers nor any Subsidiary shall make any Acquisitions.

SECTION 5.05. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than $86,000,000 plus 75% of the cumulative Net Proceeds of Capital Securities/Conversion of Debt received during any period after September 30, 2004, calculated quarterly.

SECTION 5.06. Restricted Payments. The Borrowers will not declare or make any Restricted Payment during any Fiscal Year, except that:

(a) the Company may declare or make cash distributions to its shareholders, provided that from and after the four Fiscal Quarters of the Company ending December 31, 2005, the aggregate amount of such distributions during any period of four consecutive Fiscal Quarters shall not exceed the greater of (i) 95% of funds from operations of the Company for such period or (ii) the amount required to be distributed for the Company to remain in compliance with Section 5.30;

(b) the Company may make cash distributions to its shareholders of capital gains resulting from gains from certain asset sales to the extent necessary to avoid payment on such asset sales imposed under Sections 857(b)(3) and 4981 of the Code; and

(c) Subsidiaries may pay Restricted Payments to the Company, the Borrowers or any other Loan Party;

Notwithstanding the foregoing, but subject to the following sentence, if a Default or Event of Default exists, the Company may only declare or make cash distributions to its shareholders during any Fiscal Year in an aggregate amount not to exceed the minimum amount necessary for the Company to remain in compliance with Section 5.30. If a Default or Event of Default specified in Section 6.01(g) or Section 6.01(h) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 6.01, the Company shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person other than to a Borrower or any Guarantor.

SECTION 5.07. Total Leverage Ratio. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 2004, the Total Leverage Ratio shall not exceed 1.50 to 1.00.

SECTION 5.08. Capital Expenditures. Capital Expenditures (including without limitation advances to tenants for capital expenditures permitted by Section 5.09(vi)) will not exceed in the aggregate in any Fiscal Year the sum of $5,000,000; provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall have occurred and be continuing (with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period) and provided, further that purchases of real estate and extension of mortgage loans by any Loan Party in the ordinary course of business and consistent with the Acquisition, Credit and Collection Policy shall not be deemed Capital Expenditures for purposes of this Section 5.08.

SECTION 5.09. Loans or Advances. No Loan Party nor any Subsidiary of a Loan Party shall make loans or advances to any Person except: (i) (a) non-cash loans or advances to employees of a Loan Party or an Affiliate of a Loan Party in connection with the exercise by employees of stock options, and (b) other employee loans or advances that do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any one time outstanding made in the ordinary course of business and consistently with practices existing on December 31, 2003; (ii) deposits required by government agencies or public utilities; (iii) loans to owners of real property in the ordinary course of the Company’s business and in accordance with its Acquisition, Credit and Collection Policy and evidenced by a Mortgage Receivable secured by a first or second priority lien upon real property; provided that the total face amount of such Mortgage Receivables shall not exceed 25% of the total value of all Mortgage Receivables and all Properties held by the Loan Parties; (iv) loans or advances to the Borrowers or any Guarantor that is a Consolidated Subsidiary; (v) Loans and Advances outstanding on the Closing Date and set forth on Schedule 4.22; and (vi) loans or advances not otherwise permitted under this Section 5.09, which when aggregated with the total Investments made under Section 5.10(v) do not exceed two million dollars ($2,000,000) in the aggregate outstanding; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii), (iv), (v) or (vi) of this Section, no Default shall have occurred and be continuing.

SECTION 5.10. Investments. No Loan Party nor any Subsidiary of a Loan Party shall make Investments in any Person except as permitted by Section 5.09 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent, (iii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor’s Corporation or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. and in either case maturing within 12 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor’s Corporation and Aa or the equivalent thereof by Moody’s Investors Service, Inc., (v) Investments by the Borrowers in a Consolidated Subsidiary for the purposing of funding such Subsidiary’s purchase of real estate or mortgage financing made in the ordinary course of business and consistent with the Acquisition, Credit and Collection Policy, (vi) Investments existing on the Closing Date and set forth on Schedule 4.22; (vii) Investments not otherwise permitted under this Section 5.10, made in the ordinary course of business and consistently with practices existing on December 31, 2003, which when aggregated with the aggregate outstanding loans and advances made under Section 5.09(vi) do not exceed $2,000,000 and (viii) Investments in joint ventures in an aggregate amount at any one time outstanding not to exceed 15% of the consolidated total assets of the Company and its Subsidiaries determined in accordance with GAAP, provided that the actual or potential liability of the Company or any Subsidiary with respect to any such investment must in no event exceed the amount of such Investment.

SECTION 5.11. Negative Pledge. No Loan Party nor any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens existing on the date of this Agreement encumbering assets other than Collateral securing Debt outstanding on the date of this Agreement, in each case as described and in the principal amounts set forth on Schedule 5.11;

(b) Liens for taxes, assessments or similar charges, incurred in the ordinary course of business that are not yet due and payable or that are being contested in good faith and with due diligence by appropriate proceedings;

(c) pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs;

(d) Liens of mechanics, materialmen, warehousemen, carriers or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

(e) good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of twenty percent (20%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

(g) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrowers in the operation of its business, and none of which is violated in any material respect by existing or proposed restrictions on land use;

(h) any Lien on Margin Stock;

(i) Liens upon a property securing Long Term Limited Recourse Mortgage Loans the proceeds of which were used to acquire or refinance the Debt which funded the acquisition of such Property; and

(j) Liens securing the Administrative Agent and the Banks created or arising under the Loan Documents.

Notwithstanding anything contained in this Section 5.11 to the contrary, no Loan Party or any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on the Collateral except Permitted Liens and the Liens in favor of the Secured Parties under the Collateral Documents.

SECTION 5.12. Maintenance of Existence, etc. Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, maintain its organizational existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained. The Operating Partnership shall at all times remain a limited partnership and meet all requirements to maintain its tax qualification as such. Any Subsidiary pledging Collateral hereunder shall be organized as a limited liability company pursuant to Organizational Documents in substantially the form attached hereto as Exhibit G.

SECTION 5.13. Dissolution. No Loan Party nor any Subsidiary of a Loan Party shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own Capital Securities or that of any Subsidiary of a Loan Party, except: (1) through corporate reorganization to the extent permitted by Section 5.14; and (2) Restricted Payments permitted by Section 5.06.

SECTION 5.14. Consolidations, Mergers and Sales of Assets. No Loan Party will, nor will it permit any Subsidiary of a Loan Party to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) a Loan Party may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Loan Party is the Person surviving such merger, (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (iv) if a Borrower merges with another Loan Party, such Borrower is the Person surviving such merger, (b) Subsidiaries of a Loan Party (excluding Loan Parties) may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate value of the assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued after the Closing Date constitute more than $500,000 in the aggregate.

SECTION 5.15. Use of Proceeds. No portion of the proceeds of any Advance will be used by either Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation. Except as otherwise provided herein, the proceeds of the Advances shall be used to fund the acquisition of Eligible Properties or Eligible Mortgage Receivables included in the Borrowing Base and for general corporate purposes.

SECTION 5.16. Compliance with Laws; Payment of Taxes. Each Loan Party will, and will cause each Subsidiary of a Loan Party and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA and the Patriot Act), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. Each Loan Party will, and will cause each Subsidiary of a Loan Party to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of a Loan Party or any Subsidiary of a Loan Party, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Administrative Agent, the Borrowers shall have set up reserves in accordance with GAAP. Each Loan Party will, and will cause each Subsidiary of a Loan Party to, comply in all material respects with all terms and conditions of all Material Contracts to which it is a party.

SECTION 5.17. Insurance. Each Loan Party will maintain, and will cause each Subsidiary of a Loan Party to maintain (either in the name of such Loan Party or in such Subsidiary’s own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business. Upon request, the Loan Parties shall promptly furnish the Administrative Agent copies of all such insurance policy and such other documents and evidence of insurance as the Administrative Agent shall request.

SECTION 5.18. Change in Fiscal Year. No Loan Party will change its Fiscal Year without the consent of the Required Banks.

SECTION 5.19. Maintenance of Property. Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

SECTION 5.20. Environmental Notices. Each Loan Party shall furnish to the Banks and the Administrative Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

SECTION 5.21. Environmental Matters. No Loan Party or any Subsidiary of a Loan Party will, nor will any Loan Party permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

SECTION 5.22. Environmental Release. Each Loan Party agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

SECTION 5.23. Additional Covenants, Etc. In the event that at any time this Agreement is in effect or any Note remains unpaid any Loan Party shall enter into any agreement, guarantee, indenture or other instrument governing, relating to, providing for commitments to advance or guaranteeing any Financing or to amend any terms and conditions applicable to any Financing, which agreement, guarantee, indenture or other instrument includes covenants, warranties, representations, defaults or events of default (or any other type of restriction which would have the practical effect of any of the foregoing, including, without limitation, any “put” or mandatory prepayment of such debt) or other terms or conditions not substantially as, or in addition to those, provided in this Agreement or any other Loan Document, or more favorable to the lender or other counterparty thereunder than those provided in this Agreement or any other Loan Document, the Loan Party shall promptly so notify the Administrative Agent and the Banks. Thereupon, if the Administrative Agent shall request by written notice to the Loan Party (after a determination has been made by the Required Banks that any of the above referenced documents or instruments contain any provisions which either individually or in the aggregate are more favorable than one of the provisions set forth herein), the Loan Parties, the Administrative Agent and the Banks shall enter into an amendment to this Agreement providing for substantially the same such covenants, warranties, representations, defaults or events of default or other terms or conditions as those provided for in such agreement, guarantee, indenture or other instrument, to the extent required and as may be selected by the Administrative Agent, such amendment to remain in effect, unless otherwise specified in writing by the Administrative Agent, for the entire duration of the term of such Financing (to and including the date to which the same may be extended at the option of the Loan Party), provided that if any such agreement, guarantee, indenture or other instrument shall be subsequently modified, supplemented, amended or restated so as to modify, amend or eliminate from such agreement, guarantee, indenture or other instrument any such covenant, warranty, representation, default or event of default or other term or condition so made a part of this Agreement, then unless otherwise required by the Administrative Agent pursuant to this Section, the Loan Documents shall be modified so as to conform the provisions previously incorporated pursuant to this Section 5.23 to such provisions as subsequently modified, supplemented or amended.

SECTION 5.24. Transactions with Affiliates. No Loan Party nor any Subsidiary of a Loan Party shall enter into, or be a party to, any transaction with any Affiliate of a Loan Party or such Subsidiary (which Affiliate is not a Loan Party or a Subsidiary of a Loan Party), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate.

SECTION 5.25. Joinder of Subsequent Guarantors.

(a) The Loan Parties shall cause any Person which becomes a Mortgaged Property Owner or a Pledged Mortgage Receivable Owner after the Closing Date to become a party to, and agree to be bound by the terms of (i) this Agreement as a Guarantor pursuant to a Joinder Agreement, in the form attached hereto as Exhibit Q and (ii) the Collateral Documents, in each case satisfactory to the Administrative Agent in all respects and executed and delivered to the Administrative Agent before such Mortgaged Property or Pledged Mortgage Receivable is included in the calculation of the Borrowing Base. The Borrowers shall also cause the items specified in Section 3.01(c), (e), (g), (h) and (l) to be delivered to the Administrative Agent concurrently with the instruments referred to above, modified appropriately to refer to such instruments and such Mortgaged Property Owner or Pledged Mortgage Receivable Owner.

(b) The Borrowers shall, and shall cause any Person owning membership interests in a Mortgaged Property Owner or Pledged Mortgage Receivable Owner (each, a “Pledgor Owner”) to: (i) to the extent not already a Borrower or Guarantor hereunder, join this Agreement as a Guarantor by executing a Joinder Agreement in the form attached hereto as Exhibit Q; (ii) pledge 100% of the membership interests of any Person which becomes a Mortgaged Property Owner or Pledged Mortgage Receivable Owner after the Closing Date pursuant to a Membership Pledge Agreement in the form attached hereto as Exhibit R executed and delivered by the Borrower or such Pledgor Owner to the Administrative Agent within ten (10) Domestic Business Days after the day on which such Person became a Mortgaged Property Owner or Pledged Mortgage Receivable Owner; and (iii) deliver to the Administrative Agent such Certificates evidencing such membership interests together with stock powers executed in blank. The Borrowers shall also cause the items specified in Section 3.01(c), (e), (g), (h) and (l) to be delivered to the Administrative Agent concurrently with the Joinder Agreement and Membership Pledge Agreement referred to above, modified appropriately to refer to such Membership Pledge Agreement, Pledgor Owner and such Mortgaged Property Owner or Pledged Mortgage Receivable Owner.

(c) Once any Subsidiary becomes a Mortgaged Property Owner or Pledged Mortgage Receivable Owner and therefore becomes a party to this Agreement and a Guarantor in accordance with Section 5.25(a) or any membership interests of a Mortgaged Property Owner or Pledged Mortgage Receivable Owner are pledged by the Pledgor Owner thereof to the Administrative Agent in accordance with Section 5.25(b) and such Pledgor Owner becomes a party to this Agreement and a Guarantor in accordance with Section 5.25(b), such Subsidiary or Pledgor Owner (including, without limitation, all Initial Guarantors) thereafter shall remain a party to this Agreement and a Guarantor hereunder and the membership interests in such Mortgaged Property Owner or Pledged Mortgage Receivable Owner (including, without limitation, all initial Mortgaged Property Owners and all initial Pledged Mortgage Receivable Owners) shall remain subject to the pledge to the Administrative Agent, as the case may be, even if such Mortgaged Property Owner or Pledged Mortgage Receivable Owner ceases to be a Mortgaged Property Owner or Pledged Mortgage Receivable Owner, as the case may be; provided that if a Mortgaged Property Owner or Pledged Mortgage Receivable Owner ceases to be a Subsidiary of the Borrowers as a result of a Borrower’s transfer or sale of one hundred percent (100%) of the Capital Securities of such Subsidiary in accordance with and to the extent permitted by the terms of Section 5.14, the Administrative Agent and the Banks agree to release such Subsidiary from the Guaranty and release the membership interests of such Subsidiary from the Membership Pledge Agreement.

SECTION 5.26. No Restrictive Agreement. No Loan Party will, nor will any Loan Party permit any of its Subsidiaries to, enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, any of the following by the Loan Party or any such Subsidiary: the incurrence or payment of Debt, the granting of Liens, the declaration or payment of Restricted Payments or other distributions in respect of Capital Securities of the Loan Party or any Subsidiary, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of property, real, personal or mixed, tangible.

SECTION 5.27. Partnerships and Joint Ventures. No Loan Party shall become a general partner in any general or limited partnership or a joint venturer in any joint venture except that the Company shall remain the indirect general partner in the Operating Partnership.

SECTION 5.28. Additional Debt. No Loan Party or Subsidiary of a Loan Party shall directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under Capital Leases), except for: (a) the Debt owed to the Banks; (b) the Debt existing and outstanding on the Closing Date described on Schedule 5.28; (c) Debt not otherwise permitted under this Section 5.28, the aggregate outstanding principal amount of which shall not, at any time, exceed $5,000,000.00 and (d) Long Term Limited Recourse Mortgage Loans.

SECTION 5.29. Leases. At all times following the date which is ninety (90) days after the Closing Date, the aggregate monthly rent paid by any one Eligible Tenant with respect to any one Borrowing Base Asset shall not exceed 25% of the aggregate monthly rents received from all Borrowing Base Assets. For purposes of this Section 5.29, rents shall be calculated monthly.

SECTION 5.30. REIT Status. The Company shall at all times maintain its status as a REIT.

SECTION 5.31. Performance of Loan Documents. Each Loan Party will at its own expense: (1) duly fulfill and comply with all obligations on its part to be fulfilled or complied with under or in connection with each of the Mortgaged Properties, the Pledged Mortgage Receivables and all documents related thereto and will do nothing to impair the rights of any Loan Party or the Administrative Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral; and (2) timely and fully comply in all material respects with the Acquisition, Credit and Collection Policy with respect to each Mortgaged Property and Pledged Mortgage Receivable and all documents related thereto. Each Loan Party shall clearly and unambiguously identify each item of the Collateral in its computer or other records to reflect that the Administrative Agent, as agent for the Secured Parties has the interest therein granted by the Loan Parties pursuant to the Loan Documents.

SECTION 5.32. Exchange Listing. The Company shall maintain at least one class of common shares of the Company having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

SECTION 5.33. Modifications of Organizational Documents. The Borrowers shall not, and shall not permit any Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its Organizational Documents or Operating Documents or other applicable document if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.

SECTION 5.34. Modifications to Acquisition, Credit and Collection Policy. The Loan Parties will (a) comply with the Acquisition, Credit and Collection Policy in regard to each Mortgaged Property and Pledged Mortgage Receivable, and (b) furnish to the Administrative Agent, prior to its effective date, prompt notice of any changes in the Acquisition, Credit and Collection Policy. No Loan Party shall agree to or otherwise permit any change in the Acquisition, Credit and Collection Policy that would materially and adversely impair the collectibility or value of any lease in respect of a Mortgaged Property, the collectibility or value of any Pledged Mortgage Receivable or the value of the Collateral, without the prior written consent of the Administrative Agent and the Required Banks which consent shall be granted in their sole and absolute discretion.

SECTION 5.35. ERISA Exemptions. The Borrowers shall not permit any of their respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.

ARTICLE VI

DEFAULTS

SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) any Borrower shall fail to pay when due any principal of any Advance (including, without limitation, any Advance or portion thereof to be repaid pursuant to Section 2.11) or shall fail to pay any interest on any Advance within five Domestic Business Days after such interest shall become due, or any Loan Party shall fail to pay any fee or other amount payable hereunder within five Domestic Business Days after such fee or other amount becomes due; or

(b) any Loan Party shall fail to observe or perform any covenant contained in Sections 5.02(ii), 5.03 to 5.15, inclusive, or Section 5.25, 5.28, 5.29 5.30, 5.33, 5.34 or 5.35; or

(c) any Loan Party shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above or clauses (n) or (p) below) for thirty days after the earlier of (i) the first day on which any Loan Party has knowledge of such failure or (ii) written notice thereof has been given to the Company by the Administrative Agent at the request of any Bank; or

(d) any representation, warranty, certification or statement made or deemed made by the Loan Parties in Article IV of this Agreement or in any financial statement, material certificate or other material document or report delivered pursuant to this Agreement shall prove to have been untrue or misleading in any material respect when made (or deemed made); or

(e) any Loan Party or any Subsidiary of a Loan Party shall fail to make any payment in respect of Debt (other than the Notes) having an aggregate principal amount in excess of $2,500,000 (or in the case of Nonrecourse Debt, $10,000,000) when due or within any applicable grace period; or

(f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of any Loan Party or any Subsidiary of a Loan Party in an aggregate principal amount in excess of $2,500,000 (or in the case of Nonrecourse Debt, $10,000,000) or the mandatory prepayment or purchase of such Debt by any Loan Party (or its designee) or such Subsidiary of a Loan Party (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment to provide such Debt or any Person acting on such holders’ behalf to accelerate the maturity thereof, terminate any such commitment or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

(g) any Loan Party or any Subsidiary of a Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(h) an involuntary case or other proceeding shall be commenced against any Loan Party or any Subsidiary of a Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Loan Party or any Subsidiary of a Loan Party under the federal bankruptcy laws as now or hereafter in effect; or

(i) any Loan Party or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Loan Party, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

(j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Loan Party or any Subsidiary of a Loan Party and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days or any Loan Party or Subsidiary of a Loan Party shall have made payments in settlement of any litigation or threatened proceeding in excess of $1,000,000; or

(k) a federal tax lien shall be filed against any Loan Party or any Subsidiary of a Loan Party under Section 6323 of the Code or a lien of the PBGC shall be filed against any Loan Party or any Subsidiary of a Loan Party under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 30 days after the date of filing; or

(l) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding  shares of the voting stock of the Company; or (ii) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (A) directors of the Company as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

(m) the Administrative Agent, as agent for the Secured Parties, shall fail for any reason to have a valid first priority security interest in any of the Collateral; or there shall have occurred uninsured damage to, or loss, theft or destruction of, any part of the Collateral; or

(n) a default or event of default shall occur and be continuing under any of the Collateral Documents or Letter of Credit Agreements or any Borrower, Pledgor or Guarantor shall fail to observe or perform any obligation to be observed or performed by it under any Collateral Document or Letter of Credit Agreements, and such default, event of default or failure to perform or observe any obligation continues beyond any applicable cure or grace period provided in such Collateral Document or Letter of Credit Agreement; or

(o) any two of David Gladstone, Terry Lee Brubaker and George Stelljes, III shall cease to hold the offices of Chief Executive Officer, Chief Operating Officer and Chief Investment Officer, respectively, of the Company or Gladstone Management Corporation or Gladstone Management Corporation shall cease to be the manager and adviser to the Company pursuant to the Advisory Agreement; or

(p) any of the Guarantors shall fail to pay when due any Guaranteed Obligations (after giving effect to any applicable grace period) or shall fail to pay any fee or other amount payable hereunder when due; or (ii) any Guarantor shall disaffirm or deny its obligations under Article X; or

(q) [Intentionally Omitted.]

(r) if (i) the Operating Partnership at any time fails to own (directly or indirectly, through Wholly Owned Subsidiaries) 100% of the outstanding shares of the voting stock (in the case of a corporation ) or membership interests (in the case of a limited liability company) (or equivalent equity interests) of each Subsidiary of the Operating Partnership or (ii) the Company, or any Wholly Owned Subsidiary of the Company, shall cease to be the sole general partner of the Operating Partnership with full power and discretion to manage and control the business of the Operating Partnership or (iii) any other holder of any interest (limited partnership or otherwise) in the Operating Partnership shall acquire the right (a) to remove the general partner for reasons other than bankruptcy or dissolution of the general partner or (b) to participate in the management or control of, transact business for, or sign for or bind, the Operating Partnership.

(s) the occurrence of any event, act or condition which the Required Banks determine either does or has a reasonable probability of causing a Material Adverse Effect.

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, (ii) if requested by the Required Banks, by notice to the Issuing Bank, instruct the Issuing Bank to declare an Event of Default under the Letter of Credit Agreements; and (iii) if requested by the Required Banks, by notice to the Borrowers declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to any Loan Party, without any notice to any Loan Party or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Notwithstanding the foregoing, the Administrative Agent shall have available to it all rights and remedies provided under the Loan Documents (including, without limitation, the rights of a secured party pursuant to the Collateral Documents) and in addition thereto, all other rights and remedies at law or equity, and the Administrative Agent shall exercise any one or all of them at the request of the Required Banks.

SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrowers of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

SECTION 6.03. Cash Cover. If any Event of Default shall have occurred and be continuing, the Borrowers shall, if requested by the Administrative Agent, pay to the Administrative Agent, for the benefit of the Banks an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate Undrawn Amounts, provided that, if any Event of Default specified in clause (g) or (h) above occurs, the Borrowers shall be obligated to pay such amount to the Administrative Agent forthwith without any notice to the Borrowers or any other act by the Administrative Agent.

SECTION 6.04. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article VI hereof, all payments received by the Administrative Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers or any other Loan Party hereunder, shall be applied by the Administrative Agent in the following order:

(a) the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any Collateral, including reasonable attorney’s fees and legal expenses pertaining thereto;

(b) amounts due to the Banks, Issuing Bank and Administrative Agent pursuant to Sections 2.7(a), 2.7(b), 2.7(c), 2.7(d) and 9.03(a);

(c) payments of interest on Advances and Letter of Credit Advances, to be applied for the ratable benefit of the Banks;

(d) payments of principal of Advances and Letter of Credit Advances, to be applied for the ratable benefit of the Banks;

(e) payments of cash amounts to the Administrative Agent in respect of outstanding Letters of Credit pursuant to Section 6.03;

(f) amounts due to the Administrative Agent, Issuing Bank and the Banks pursuant to Sections 7.05 and 9.03(b) and (c);

(g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Secured Parties;

(h) any surplus remaining after application as provided for herein, to the Borrowers or otherwise as may be required by applicable law.

ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.01. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Loan Party to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Banks, and no Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Loan Parties. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

SECTION 7.02. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

SECTION 7.03. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Advances) unless the Administrative Agent has received notice from a Bank or the Borrowers specifying such Default or Event of Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Advances, whether or not it has received any notice of the occurrence of such non-payment. The Administrative Agent shall (subject to Section 9.05) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

SECTION 7.04. Rights of Administrative Agent and its Affiliates as a Bank. With respect to any Advance made and any of Letter of Credit issued by BB&T or an Affiliate of BB&T, such Affiliate and BB&T in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of BB&T (or in BB&T’s case, acting as the Administrative Agent), and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include such Affiliate of BB&T or BB&T in its individual capacity. Such Affiliate and BB&T may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Loan Party (and any of the Affiliates of any Loan Party) as if they were not an Affiliate of the Administrative Agent or the Administrative Agent, respectively; and such Affiliate and BB&T may accept fees and other consideration from any Loan Party (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrowers and BB&T) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrowers, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

SECTION 7.06. CONSEQUENTIAL DAMAGES. THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWERS OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 7.07. Payee of Note Treated as Owner. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

SECTION 7.08. Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Loan Parties of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Loan Parties or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

SECTION 7.09. Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

SECTION 7.10. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrowers and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s notice of resignation or the Required Banks’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor agent. Any successor agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

(a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

(b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding the Advances for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Advances shall be suspended. Unless the Borrowers notify the Administrative Agent at least 2 Domestic Business Days before the date of any Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Advance.

SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an “Authority” and any such event being referred to as a “Change of Law”), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Advances and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrowers, whereupon until such Bank notifies the Borrowers and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make its portion of the Euro-Dollar Advances shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its portion of the outstanding Euro-Dollar Advances to maturity and shall so specify in such notice, the Borrowers shall immediately prepay in full the then outstanding principal amount of the Euro-Dollar Advances of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying such Euro-Dollar Advances, the Borrowers shall borrow a Base Rate Advance in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Advances of the other Banks), and such Bank shall make such a Base Rate Advance.

SECTION 8.03. Increased Cost and Reduced Return.

(a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

(i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Advances, its Notes or its obligation to make a Euro-Dollar Advance, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Advances or any other amounts due under this Agreement in respect of its Euro-Dollar Advances or its obligation to make a Euro-Dollar Advance (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Lending Office is located); or

(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

(iii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Advances, its Notes or its obligation to make a Euro-Dollar Advance;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Advance, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank, in its reasonable discretion, to be material, then, within 15 Domestic Business Days after demand by such Bank (with a copy to the Administrative Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will reasonably compensate such Bank for such increased cost or reduction.

(b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank’s capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank’s policies with respect to capital adequacy) by an amount deemed by such Bank, in its reasonable discretion, to be material, then from time to time, within 15 Domestic Business Days after demand by such Bank, the Borrowers shall pay to such Bank such additional amount or amounts as will reasonably compensate such Bank for such reduction.

(c) Each Bank will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

SECTION 8.04. Base Rate Advances Substituted for Affected Euro-Dollar Advances. If (i) the obligation of any Bank to make or maintain a Euro-Dollar Advance has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrowers shall, by at least 5 Euro-Dollar Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Advances which would otherwise be made by such Bank as part of a Euro-Dollar Advance shall be made instead as a Base Rate Advance, and

(b) after its portion of the Euro-Dollar Advance has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Advance shall be applied to repay its Base Rate Advance instead.

In the event that the Borrowers shall elect that the provisions of this Section shall apply to any Bank, the Borrowers shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 8.03 in respect of the period preceding the date of conversion of such Bank’s portion of any Advance resulting from the Borrowers’ election.

SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrowers and the Administrative Agent, the Borrowers shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

(a) any payment or prepayment (pursuant to Section 2.09, Section 2.10, Section 8.02 or otherwise) of a Euro-Dollar Advance on a date other than the last day of an Interest Period for such Euro-Dollar Advance;

(b) any failure by the Borrowers to prepay a Euro-Dollar Advance on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

(c) any failure by the Borrowers to borrow a Euro-Dollar Advance on the date for the Borrowing specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02.

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Advance (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Advance which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Advance provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03. Expenses; Documentary Taxes; Indemnification.

(a) The Loan Parties shall, jointly and severally, pay (i) all expenses of the Administrative Agent, including fees and disbursements of the Administrative Agent in connection with any field audits and investigations and fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, the addition or release of any Collateral pursuant to Sections 2.14 or 2.15, any waiver or consent under this Agreement or any other Loan Document or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder (provided that the Loan Parties shall not be responsible for paying fees, costs or expenses associated with any Bank’s assignment or participation of any interest hereunder unless the Loan Parties shall have requested such action) and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Administrative Agent or any Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

(b) The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

(c) The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents (each of the foregoing, an “Indemnified Person”) from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrowers of the proceeds of any extension of credit by any Bank hereunder or breach by any Loan Party of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Loan Parties shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of any Indemnified Person.

SECTION 9.04. Setoffs; Sharing of Set-Offs.

(a) Each Loan Party hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of each Loan Party under this Agreement and the other Loan Documents, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank to such Loan Party or subject to withdrawal by such Loan Party; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default, and without notice to any Loan Party, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

(b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Letter of Credit Advances and Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all Letter of Credit Advances and principal and interest owing with respect to the Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Letter of Credit Advances and Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Loan Parties other than its indebtedness under the Letter of Credit Advances and Notes and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank’s ratable share (according to the proportion of (x) the amount of such other Bank’s required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Loan Parties agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in the Letter of Credit Advances and Notes, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Loan Parties in the amount of such participation.

SECTION 9.05. Amendments and Waivers.

(a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) reduce the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or decrease the rate of interest on any Advance or decrease any fees (excluding Facing Fees and other fees payable solely to the Issuing Bank for its own account) hereunder, (iii) defer the date fixed for any payment of principal of or interest on any Advance or any fees (excluding Facing Fees and other fees payable solely to the Issuing Bank for its own account) hereunder, (iv) reduce the amount of principal, decrease the amount of interest or decrease the amount of fees (excluding Facing Fees and other fees payable solely to the Issuing Bank for its own account) due on any date fixed for the payment thereof, (v) except as a result of Sections 2.01(b) or (c), change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the other Loan Documents, (vii) release or substitute all or substantially all of the Collateral held as security for the Obligations, (viii) increase the advance rate set forth in the definition of “Borrowing Base”, (ix) change or modify the definition of “Required Banks,” or (x) release any guaranty (other than a release pursuant to Section 5.25(c)) given to support payment of the Guaranteed Obligations and provided further that no amendment or waiver shall, unless signed by the Issuing Bank, (A) modify or amend Section 2.03; or (B) change in any manner, any term or condition applicable to the Letters of Credit or the Letter of Credit Agreements. The amount of Facing Fees and other fees payable solely to the Issuing Bank for its own account may be amended, from time to time, by the Borrowers and the Issuing Bank without the approval of any of the Banks.

(b) No Loan Party will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrowers, or by the Administrative Agent, and shall be afforded an opportunity of considering the same and shall be supplied by the Borrowers, or by the Administrative Agent, if the Borrowers so request and to the extent already furnished to the Administrative Agent, with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrowers to the Administrative Agent for delivery to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. No Loan Party will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

SECTION 9.06. Margin Stock Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 9.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Loan Party may assign or otherwise transfer any of its rights under this Agreement.

(b) Any Bank may at any time sell to one or more Persons (each a “Participant”) participating interests in any Advance owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank’s obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Advance or Advances, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Advance or Advances, (iii) the change of the principal of the related Advance or Advances, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) any fee is payable hereunder from the rate at which the Participant is entitled to receive interest or any fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Obligations, or (vi) the release of any guaranty (other than a release pursuant to Section 5.26(c)) given to support payment of the Guaranteed Obligations. Each Bank selling a participating interest in any Advance, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrowers and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant; provided, that a Bank shall not be required to provide written notification of a participation sold to an Affiliate of a Bank. The Loan Parties agree that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Advances outstanding from time to time.

(c) Any Bank may at any time assign to one or more banks or financial institutions (each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit C , executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of: (i) an Assignee that is not then a Bank or an Affiliate of a Bank; and (ii) an assignment not made during the existence of a Default or an Event of Default, by the Borrowers); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank’s Commitment, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $1,000,000) (except that any such assignment may be in the full amount of the assigning Bank’s Commitment), (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrowers, which consent shall not be unreasonably withheld, provided that the Borrowers’ consent shall not be necessary with respect to any assignment made during the existence of a Default or an Event of Default; (iv) a Bank may not have more than two Assignees that are not then Banks at any one time, (v) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided, that although the Administrative Agent’s consent may not be necessary with respect to an Assignee that is then a Bank or an Affiliate of a Bank, no such assignment shall be effective until the conditions set forth in the following sentence are satisfied; (vi) no interest in a Commitment may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Issuing Bank, which consent may be withheld by the Issuing Bank in its sole and absolute discretion. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrowers, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrowers and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee and (D) payment by the assigning Bank of a processing and recordation fee of $3,500 to the Administrative Agent if the Assignee is not a Bank or Affiliate of a Bank and $1,000 if the Assignee is a Bank or Affiliate of a Bank, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrowers, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

(d) Subject to the provisions of Section 9.08, the Loan Parties authorize each Bank to disclose to any Participant, Assignee or other transferee (each a “Transferee”) and any prospective Transferee any and all financial and other information in such Bank’s possession concerning the Loan Parties which has been delivered to such Bank by the Loan Parties pursuant to this Agreement (or to such Bank by the Administrative Agent on behalf of the Loan Parties) or which has been delivered to such Bank by the Administrative Agent or the Loan Parties in connection with such Bank’s credit evaluation prior to entering into this Agreement.

(e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers’ prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

(f) Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of any Advance and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advance and/or obligations made by the Borrowers to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrowers’ obligations hereunder in respect of such assigned Advance and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

SECTION 9.08. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Loan Parties to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Advances; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank’s legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08.

SECTION 9.09. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Advances hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

SECTION 9.10. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

SECTION 9.11. Survival of Certain Obligations. Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Loan Parties thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement, and the Commitments and the payment in full of the principal of and interest on all Advances.

SECTION 9.12. North Carolina Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of North Carolina.

SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

SECTION 9.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrowers or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrowers shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrowers not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under applicable law.

SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

SECTION 9.16. Consent to Jurisdiction. The Loan Parties (a) and each of the Banks and the Administrative Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submit to personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrowers. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or exercising any rights against any security and against the Loan Parties personally, and against any assets of the Loan Parties, within any other state or jurisdiction.

SECTION 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

ARTICLE X

GUARANTY

SECTION 10.01. Unconditional Guaranty. Each Guarantor hereby irrevocably, unconditionally and jointly and severally guarantees, each as a primary obligor and not merely as a surety, to the Administrative Agent, the Issuing Bank and the Banks the due and punctual payment of the principal of and the premium, if any, and interest on the Guaranteed Obligations and any and all other amounts due under or pursuant to the Loan Documents, when and as the same shall become due and payable (whether at stated maturity or by optional or mandatory prepayment or by declaration, redemption or otherwise) in accordance with the terms of the Loan Documents. The Guarantors’ guaranty under this Section is an absolute, present and continuing guarantee of payment and not of collectibility, and is in no way conditional or contingent upon any attempt to collect from either Borrower, any of the Guarantors or any other guarantor of the Guaranteed Obligations (or any portion thereof) or upon any other action, occurrence or circumstances whatsoever. In the event that either Borrower or any Guarantor shall fail so to pay any such principal, premium, interest or other amount to the Administrative Agent, the Issuing Bank or a Bank, the Guarantors will pay the same forthwith, without demand, presentment, protest or notice of any kind (all of which are waived by the Guarantors to the fullest extent permitted by law), in lawful money of the United States, at the place for payment specified in Loan Documents or specified by such Administrative Agent in writing, to such Administrative Agent. The Guarantors further agree, promptly after demand, to pay to the Administrative Agent, the Issuing Bank and Banks the costs and expenses incurred by such Administrative Agent, the Issuing Bank or Bank in connection with enforcing the rights of such Administrative Agent, the Issuing Bank and Banks against either or both of the Borrowers and any or all of the Guarantors (whether in a bankruptcy proceeding or otherwise) following any default in payment of any of the Guaranteed Obligations or the obligations of the Guarantors hereunder, including, without limitation, the fees and expenses of counsel to the Administrative Agent, the Issuing Bank and such Banks.

SECTION 10.02. Obligations Absolute. The obligations of the Guarantors hereunder are and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of this Agreement, any of the Guaranteed Obligations or any of the Loan Documents, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any of the Guarantors may have against either Borrower, any other Guarantor or the Administrative Agent , the Issuing Bank or any Bank hereunder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, to the fullest extent permitted by law, any circumstance or condition whatsoever (whether or not any of the Guarantors shall have any knowledge or notice thereof), including, without limitation:

(a) any amendment or modification of or supplement to any of the Loan Documents or any other instrument referred to herein or therein, or any assignment or transfer of any thereof or of any interest therein, or any furnishing or acceptance of additional security for any of the Guaranteed Obligations;

(b) any waiver, consent or extension under any Loan Document or any such other instrument, or any indulgence or other action or inaction under or in respect of, or any extensions or renewals of, any Loan Document, any such other instrument or any Guaranteed Obligation;

(c) any failure, omission or delay on the part of the Administrative Agent to enforce, assert or exercise any right, power or remedy conferred on or available to the Administrative Agent, the Issuing Bank or any Bank against either Borrower or any Guarantor, any Subsidiary of either Borrower or any Subsidiary of any Guarantor;

(d) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to either Borrower, any Guarantor, any Subsidiary of either Borrower or any Subsidiary of any Guarantor or any property of either Borrower, any Guarantor or any such Subsidiary or any unavailability of assets against which the Guaranteed Obligations, or any of them, may be enforced;

(e) any merger or consolidation of either Borrower, any Subsidiary of either Borrower or any Guarantor or any of the Guarantors into or with any other Person or any sale, lease or transfer of any or all of the assets of any of the Guarantors, either Borrower or any Subsidiary of either Borrower or any Guarantor to any Person;

(f) any failure on the part of either Borrower, any Guarantor or any Subsidiary of either Borrower or any Guarantor for any reason to comply with or perform any of the terms of any agreement with any of the Guarantors;

(g) any exercise or non-exercise by the Administrative Agent, the Issuing Bank or any Bank, of any right, remedy, power or privilege under or in respect of any of the Loan Documents or the Guaranteed Obligations, including, without limitation, under this Section;

(h) any default, failure or delay, willful or otherwise, in the performance or payment of any of the Guaranteed Obligations;

(i) any furnishing or acceptance of security, or any release, substitution or exchange thereof, for any of the Guaranteed Obligations;

(j) any failure to give notice to any of the Guarantors of the occurrence of any breach or violation of, or any event of default or any default under or with respect to, any of the Loan Documents or the Guaranteed Obligations;

(k) any partial prepayment, or any assignment or transfer, of any of the Guaranteed Obligations; or

(l) any other circumstance (other than indefeasible payment in full) which might otherwise constitute a legal or equitable discharge or defense of a guarantor or which might in any manner or to any extent vary the risk of such Guarantor.

The Guarantors covenant that their respective obligations hereunder will not be discharged except by complete performance of the obligations contained in the Loan Documents and this Agreement and the final and indefeasible payment in full of the Guaranteed Obligations. The Guarantors unconditionally waive, to the fullest extent permitted by law (A) notice of any of the matters referred to in this Section, (B) any and all rights which any of the Guarantors may now or hereafter have arising under, and any right to claim a discharge of the Guarantor’s obligations hereunder by reason of the failure or refusal by the Administrative Agent, the Issuing Bank or any Bank to take any action pursuant to any statute permitting a Guarantor to request that the Administrative Agent or any Bank attempt to collect the Guaranteed Obligations from either Borrower, any of the Guarantors or any other guarantor, (C) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of the Administrative Agent, the Issuing Bank or any Bank against the Guarantors, including, without limitation, presentment to or demand of payment from either Borrower, any of the Subsidiaries of either Borrower or any Guarantor, or any of the other Guarantors with respect to any Loan Document or this agreement, notice of acceptance of the Guarantors’ guarantee hereunder and/or notice to either Borrower, any of the Subsidiaries of either Borrower or any Guarantor, or any Guarantor of default or protest for nonpayment or dishonor, (D) any diligence in collection from or protection of or realization upon all or any portion of the Guaranteed Obligations or any security therefor, any liability hereunder, or any party primarily or secondarily liable for all or any portion of the Guaranteed Obligations, and (E) any duty or obligation of the Administrative Agent, the Issuing Bank or any Bank to proceed to collect all or any portion of the Guaranteed Obligations from, or to commence an action against, either Borrower, any Guarantor or any other Person, or to resort to any security or to any balance of any deposit account or credit on the books of the Administrative Agent or any Bank in favor of either Borrower, any Guarantor or any other Person, despite any notice or request of any of the Guarantors to do so.

SECTION 10.03. Continuing Obligations; Reinstatement. The obligations of the Guarantors under this Article X are continuing obligations and shall continue in full force and effect until such time as all of the Guaranteed Obligations (and any renewals and extensions thereof) shall have been finally and indefeasibly paid and satisfied in full. The obligations of the Guarantors under this Article X shall continue to be effective or be automatically reinstated, as the case may be, if any payment made by either Borrower, any Guarantor or any Subsidiary of either Borrower or any Guarantor on, under or in respect of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the recipient upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower, any Guarantor or any such Subsidiary, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to either Borrower, any Guarantor or any such Subsidiary or any substantial part of the property of either Borrower, any Guarantor or any such Subsidiary, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of all or any portion of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be stayed, enjoined or otherwise prevented for any reason, including without limitation because of the pendency of a case or proceeding relating to either Borrower, any Guarantor or any Subsidiary of either Borrower or any Guarantor under any bankruptcy or insolvency law, for purposes of this Article X and the obligations of the Guarantors hereunder, such Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if such Guaranteed Obligations had been accelerated in accordance with the terms of the applicable Loan Documents or of this Agreement.

SECTION 10.04. Additional Security, Etc. The Guarantors authorize the Administrative Agent on behalf of the Issuing Bank and Banks without notice to or demand on the Guarantors and without affecting their liability hereunder, from time to time (a) to obtain additional or substitute endorsers or guarantors; (b) to exercise or refrain from exercising any rights against, and grant indulgences to, either Borrower, any Subsidiary of either Borrower or any Guarantor, any other Guarantor or others; and (c) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any, and interest on, and other obligations consisting of, the Guaranteed Obligations. The Guarantors waive any right to require the Administrative Agent, the Issuing Bank or any Bank to proceed against any additional or substitute endorsers or guarantors or either Borrower or any of their Subsidiaries or any other Person or to pursue any other remedy available to the Administrative Agent, the Issuing Bank or any such Bank.

SECTION 10.05. Information Concerning the Borrowers. The Guarantors assume all responsibility for being and keeping themselves informed of the financial condition and assets of either Borrower, the other Guarantors and their respective Subsidiaries, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantors assume and insure hereunder, and agree that neither the Administrative Agent, the Issuing Bank nor any Bank shall have any duty to advise the Guarantors of information known to the Administrative Agent, the Issuing Bank or any such Bank regarding or in any manner relevant to any of such circumstances or risks.

SECTION 10.06. Guarantors’ Subordination. The Guarantors hereby absolutely subordinate, both in right of payment and in time of payment, any present and future indebtedness of either Borrower or any Subsidiary of either Borrower or any Guarantor to any or all of the Guarantors to the indebtedness of either Borrower or any such Subsidiary, the Issuing Bank or to the Banks (or any of them), provided that the Guarantors may receive scheduled payments of principal, premium (if any) and interest in respect of such present or future indebtedness so long as there is no Event of Default then in existence.

SECTION 10.07. Waiver of Subrogation. Notwithstanding anything herein to the contrary, until the indefeasible payment in full of the Guaranteed Obligations, the Guarantors hereby waive any right of subrogation (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution and hereby waive any right to enforce any remedy that the Administrative Agent, the Issuing Bank or any Bank now has or may hereafter have against either Borrower, any Guarantor or any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and the Guarantors hereby waive any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent, the Issuing Bank or any Bank to secure payment or performance of the Guaranteed Obligations or any other liability of the Borrowers to the Administrative Agent, the Issuing Bank or any Bank. The waiver contained in this Section shall continue and survive the termination of this Agreement and the final and indefeasible payment in full of the Guaranteed Obligations.

SECTION 10.08. Enforcement. In the event that the Guarantors shall fail forthwith to pay upon demand of the Administrative Agent, the Issuing Bank or any Bank any amounts due pursuant to this Article X or to perform or comply with or to cause performance or compliance with any other obligation of the Guarantors under this Agreement, the Administrative Agent, the Issuing Bank and any Bank shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid or for the performance of or compliance with such terms, and may prosecute any such action or proceeding to judgment or final decree and may enforce such judgment or final decree against the Guarantors and collect in the manner provided by law out of the property of the Guarantors, wherever situated, any monies adjudged or decreed to be payable. The obligations of the Guarantors under this Agreement are continuing obligations and a fresh cause of action shall arise in respect of each default hereunder.

SECTION 10.09. Miscellaneous. Except as may otherwise be expressly agreed upon in writing, the liability of the Guarantors under this Article X shall neither affect nor be affected by any prior or subsequent guaranty by the Guarantors of any other indebtedness to the Administrative Agent, the Issuing Bank or the Banks. Notwithstanding anything in this Article X to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed the maximum amount which could be paid out by such Guarantor without rendering such Guarantor’s obligations under this Article X, in whole or in part, void or voidable under applicable law, including, without limitation, (i) the Bankruptcy Code of 1978, as amended, and (ii) any applicable state or federal law relative to fraudulent conveyances.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

GLADSTONE COMMERCIAL CORPORATION

By:	/s/ George Stelljes III	(SEAL)

George Stelljes III Executive Vice President

and Chief Investment Officer

1616 Anderson Road, Suite 208
McLean, Virginia 22101
Attention: George Stelljes III
Telecopy number: (703) 286-0768
Telephone number: (703) 286-0795

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

By:	Gladstone Commercial Partners, LLC
its General Partner
By:	Gladstone Commercial Corporation its Manager

By:	/s/ George Stelljes III	(SEAL)

George Stelljes III Executive Vice President

and Chief Investment Officer

1616 Anderson Road, Suite 208
McLean, Virginia 22101
Attention: George Stelljes III
Telecopy number: (703) 286-0768
Telephone number: (703) 286-0795

EE, 208 SOUTH ROGERS LANE, RALEIGH, NC LLC

By:	Gladstone Commercial Limited Partnership
its Manager
By:	Gladstone Commercial Partners, LLC its General Partner

By:	Gladstone Commercial Corporation its Manager

By: /s/ George Stelljes III (SEAL)

George Stelljes III Executive Vice President and Chief Investment Officer

1616 Anderson Road, Suite 208
McLean, Virginia 22101
Attention: George Stelljes III
Telecopy number: (703) 286-0768
Telephone number: (703) 286-0795

LITTLE ARCH CHARLOTTE NC LLC

By:	Gladstone Commercial Limited Partnership
its Manager
By:	Gladstone Commercial Partners, LLC its General Partner

By:	Gladstone Commercial Corporation its Manager

By: /s/ George Stelljes III (SEAL)

George Stelljes III Executive Vice President and Chief Investment Officer

1616 Anderson Road, Suite 208
McLean, Virginia 22101
Attention: George Stelljes III
Telecopy number: (703) 286-0768
Telephone number: (703) 286-0795

OB CRENSHAW PA GLADSTONE COMMERCIAL LLC

By:	Gladstone Commercial Limited Partnership
its Manager
By:	Gladstone Commercial Partners, LLC its General Partner

By:	Gladstone Commercial Corporation its Manager

By:	/s/ George Stelljes III	(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer
1616 Anderson Road, Suite 208
McLean, Virginia 22101
Attention: George Stelljes III
Telecopy number: (703) 286-0768
Telephone number: (703) 286-0795

OB MIDWAY NC GLADSTONE COMMERCIAL LLC

By:	Gladstone Commercial Limited Partnership
its Manager
By:	Gladstone Commercial Partners, LLC its General Partner

By:	Gladstone Commercial Corporation its Manager

By:	/s/ George Stelljes III	(SEAL)

George Stelljes III Executive Vice President and Chief Investment Officer 1616 Anderson Road, Suite 208 McLean, Virginia 22101 Attention: George Stelljes III Telecopy number: (703) 286-0768

Telephone number: (703) 286-0795

GCC POCONO LLC

By:	Gladstone Commercial Limited Partnership
its Manager
By:	Gladstone Commercial Partners, LLC its General Partner

By:	Gladstone Commercial Corporation its Manager

By: /s/ George Stelljes III (SEAL)

George Stelljes III Executive Vice President and Chief Investment Officer

1616 Anderson Road, Suite 208
McLean, Virginia 22101
Attention: George Stelljes III
Telecopy number: (703) 286-0768

Telephone number: (703) 286-0795

COMMITMENTS BRANCH	BANKING AND TRUST COMPANY,

as Administrative Agent, as Issuing Bank and as a Bank

$25,000,000

By: /s/ James C. Stallings III (SEAL)

James C. Stallings III Vice President

Lending Office
Branch Banking and Trust Company
1909 K Street, NW
Washington, DC 20006
Attention: James Davis, Vice President
Telecopy number: (202) 835-9285
Telephone number: (202) 835-9361

with a copy to

Branch Banking and Trust Company
200 West Second Street, 16th Floor
Winston-Salem, NC 27101
Attention: James C. Stallings III, Vice President
Telecopy number: (336) 733-2740
Telephone number: (336) 733-2717

And a copy to

Christopher E. Leon, Esq.
Womble Carlyle Sandridge & Rice, PLLC
P.O. Drawer 84
One West Fourth Street (27101)
Winston-Salem, North Carolina 27102
Telecopy: (336) 726-6932

Telephone: (336) 721-3518

$12,500,000	FIRST HORIZON BANK,

a Division of First Tennessee Bank, NA

	By:	/s/ J. Jordan O’Neil III	(SEAL)

J.	Jordan O’Neill, III, Senior Vice President

Lending Office
First Horizon Bank
1650 Tysons Blvd.
Suite 1150
McLean, VA 22102
Attn: J. Jordan O’Neill, III
Senior Vice President
Telecopy number: (703) 734-1834

Telephone number: (703) 394-2518

$12,500,000	COMPASS BANK

	By:	/s/ T. Ray Sandefur	(SEAL)

T.	Ray Sandefur Senior Vice President

Lending Office
Compass Bank
15 South Twentieth Street
15th Floor
Birmingham, AL 35233
Attn: T. Ray Sandefur, Senior Vice President
Telecopy number: (205) 297-7212

Telephone number: (205) 297-3652

SCHEDULE I
Schedule of Documents

SCHEDULE II
List of Borrowing Base Assets
SCHEDULE III
Location of Files respecting Borrowing Base Assets
SCHEDULE 2.14
List of Initial Borrowing Base Assets
SCHEDULE 4.08

Subsidiaries

Name of Subsidiary	Jurisdiction of Organization

SCHEDULE 4.22
Investments
SCHEDULE 4.24
Ownership Structure
SCHEDULE 4.32
Material Contracts
SCHEDULE 5.11
Liens
SCHEDULE 5.29
Existing Debt